Filed pursuant to Rule 424(b)(1)
                                              of the Securities Act of 1933, as
                                              amended

                                              File No. 333-128991


                           [HUMAN BIOSYSTEMS LOGO]


                               20,000,000 Shares

                                  Common Stock

                                 $0.50 Per Share

Human BioSystems is offering 20,000,000 shares of common stock at a price of $0.50 per share. These shares are being offered by us, using certain of our executive officers, directors and broker- dealers, on a self-underwritten, best efforts basis. There is no minimum amount of securities that we must sell in order to receive any subscription. We may receive little or no funds from this offering. The funds that we receive from this offering will not be placed into an escrow account. We are not engaging underwriters for this offering. Our common stock is listed on the NASD O-T-C Market Bulletin Board (the "OTCBB") under the symbol "HBSC.OB." On January 26, 2006, the last sale price of our common stock on the OTCBB was $ 0.53 per share.
______________________

See "Risk Factors" beginning on page 5 for a discussion of material issues to consider before purchasing our common stock.
                            _______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is January 26, 2006.


                               TABLE OF CONTENTS

							   Page

Prospectus Summary	     			              2
Risk Factors						      5
Use of Proceeds					             11
Market for Common Equity and Related Shareholder Matters     12
Capitalization					             13
Selected Financial Data	                 	             14
Management's Discussion and Analysis or Plan of Operation    15
Business		      			             26
Management			     		             40
Related Party Transactions			             46
Principal Shareholders   		                     46
Description of Capital Stock			             48
Shares Eligible for Future Sale			             49
Plan of Distribution				             49
Legal Matters					             50
Experts						             50
Where You Can Find Additional Information	             50
Index to Financial Statements				     F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "Human BioSystems," the "Company," "HBS," "we," "us" and "our" refer to Human BioSystems, a California corporation.

All trademarks, service marks or tradenames referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus. You should read the entire prospectus carefully.

                                HUMAN BIOSYSTEMS

Our Business:	We are a development stage company whose principal business
objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets, donor organs and other biological material.

                                  THE OFFERING

We may offer and sell shares of our common stock under this prospectus.

Common stock offered				20,000,000 shares of
                                                common stock, no par value.

Price						$0.50 per share.

Common stock to be outstanding after this	84,196,000 shares, excluding an
Offering	                                aggregate of 2,064,000 shares
                                                reserved for issuance upon the
                                                exercise of outstanding stock
                                                options and warrants.

Use of proceeds	                                Proceeds we receive from the
                                                issuance of the shares will
                                                be used for working capital
                                                and general corporate purposes.

O-T-C Market Bulletin Board symbol:		"HBSC.OB"

                             SUMMARY FINANCIAL DATA


	                              Nine Months Ended September 30,	Years Ended December 31,
	                                   2005	           2004	            2004	2003
	                               (unaudited)	(unaudited)
                                     --------------   -------------   ------------  -------------
Statements of Operations Data:

Revenue	                              $        --     $       --      $       --     $        --

Operating expenses:

 General and administrative:

   Stock based compensation	          450,300	  329,700	  347,500	  251,800

   Public relations                     3,202,600              --              --              --

   Other general and administrative
    expenses                              788,800         467,900         760,900       1,292,200
                                      -------------    -----------    ------------     -----------
  Total general and administrative	4,441,700	  797,600	1,108,400	1,544,000

   Research and development	          138,300	  154,600	  218,500	  394,300

   Sales and marketing	                   25,400          93,900         146,400         219,300
                                      -------------    -----------    ------------     -----------
  Total operating expenses	        4,605,400	1,046,100       1,473,300       2,157,600
                                      -------------    -----------    ------------     -----------
Loss from operations	               (4,605,400)     (1,046,100)     (1,473,300)     (2,157,600)

Other income (expense):

   Bad debt related to other
    receivables                                --              --	       --	 (398,300)

   Forgiveness of debt                     80,100              --              --              --

   Loss on investment in
    marketable  securities                     --	       --        (762,600)	       --

   Interest expense	                       --	 (366,200)       (366,400)	   (7,100)
                                       -------------   ------------   -------------   -------------
Loss before provision for income taxes (4,525,900)     (1,412,300)     (2,602,300)     (2,563,000)

Provision for income taxes	            1,600	       --	     (800)           (800)
                                       -------------   ------------   -------------   -------------
Net loss                               (4,526,300)     (1,412,300)     (2,603,100)     (2,563,800)

Other comprehensive loss, net of tax:
   Unrealized loss on investment
    in marketable securities	           (2,000)	       --          (9,800)             --
                                      --------------   ------------   -------------   -------------
Total comprehensive loss              ($4,528,900)    ($1,412,300)    ($2,612,900)    ($2,563,800)
                                      ==============  =============   =============   =============

Basic and diluted loss per share       $    (0.08)     $    (0.04)     $    (0.07)     $    (0.10)
                                      ==============  =============   =============   =============
Basic and diluted weighted-average
 common shares outstanding	       56,261,437      35,614,160      39,795,100      26,814,100
                                      ==============  =============   =============   =============


	                      September 30, 2005  December 31, 2004
                              ------------------  -----------------
Balance Sheet Data:
Cash 	                        $   60,100	  $   278,700
Working capital (deficit)	$ (844,100)	  $  (313,800)

  Total stockholders' deficit   $ (834,100)	  $  (313,600)




                                  RISK FACTORS

Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks:

WE HAVE A HISTORY OF LOSSES, AND OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE RAISED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since our inception in 1998, we have incurred substantial losses from operations, resulting primarily from costs related to research and development and building our infrastructure. Because of our status as a development stage company and the need to conduct additional research and development prior to introducing products and services to the market, we expect to incur net losses for the foreseeable future. If our growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater. We may never achieve profitability. Primarily as a result of these recurring losses, our independent certified public accountants modified their report on our December 31, 2004 financial statements to include an uncertainty paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

We are in the eighth year of research and development, with an accumulated loss during the development stage (through September 30, 2005) of $19,185,500. We currently do not know when our research and development will be completed, or if a product will ever result from this research and development activity. We anticipate that the funds spent on research and development activities will need to increase significantly prior to completion of research and development and commercialization of a product. Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities. In 2003, we scaled back our research and development activities significantly, due to our lack of capital. In February 2005, we resumed certain research and development projects on a limited basis, but cannot predict when we will be able to maintain a complete research and development program.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our securities, as may be required, and ultimately to attain profitability.

WE REQUIRE IMMEDIATE ADDITIONAL CAPITAL.

Our operating plan for calendar years 2005 and 2006 is focused on development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months. During the year ended December 31, 2004, we received an aggregate of $999,400 from the issuance of common stock, compared to an aggregate of approximately $905,400 received in the year ended December 31, 2003 and approximately $2,151,300 received in the year ended December 31, 2002. During the nine months ended September 30, 2005, we received an aggregate of $795,100 from the issuance of common stock, including $225,600 from our agreement with Dutchess Private Equities Fund II ("Dutchess"). We are actively seeking additional funding. There can be no assurance that the required additional financing will be available on terms favorable to us or at all. Although we have entered into certain agreements with Dutchess and other prospective funding sources, there can be no assurance that we will be successful in raising any additional capital pursuant to the Dutchess agreement or these other agreements.

Obtaining capital will be challenging in a difficult environment, due to the slow recovery from the downturn in the United States economy and current world instability. We currently have no commitments for any funding, and there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all. If our human infusion studies are successful, we believe that we will be able to obtain additional funding through a license agreement with one or more of the potential strategic partners with whom we have had discussions to date, thereby satisfying our financial needs for at least 2006; however, we currently do not have the capital to complete our infusion studies and there can be no assurance that we will achieve successful results in our human infusion studies or that we can enter into a license agreement or agreements providing adequate financing for 2005 and beyond.

If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, shareholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of our common stock.

WE AND OUR CHIEF EXECUTIVE OFFICER ARE THE SUBJECT OF SEC AND JUSTICE DEPARTMENT PROCEEDINGS FOR SECURITIES FRAUD.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in September 1999 and February 2000 private placements. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The SEC also brought securities fraud charges against us for the same transactions, and these charges are still pending.

In June 2000, we undertook a rescission offer to those shareholders who had purchased an aggregate of 427,300 shares of common stock and warrants in the private placements for aggregate proceeds of $640,950. Holders of 222,900 shares of common stock accepted the rescission offer. The other shareholders elected not to rescind their stock purchases. We paid an aggregate of approximately $300,000 in cash to rescinding shareholders, but could not afford to pay the balance of the rescission offer in cash. Instead, we issued promissory notes, with interest at the rate of 10% per annum, payable upon the earlier of (i) one year from the date of the note or (ii) our receipt of funding sufficient to permit repayment of the principal and interest on the notes. In 2000 and 2001, holders of $67,500 in principal and interest in the above-referenced promissory notes elected to convert their notes to an aggregate of 206,700 shares of our common stock. The remainder of the rescinding holders were paid in full in cash prior to December 31, 2002. As all of the shareholders electing to rescind have now been paid in full (whether in cash or in shares of common stock), we believe that the issues raised by the alleged failure to disclose have been fully resolved. Although we believe that the charges are unwarranted there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks. In January 2005, the United States Government and Mr. Masuda entered into a deferred prosecution agreement which should lead to a dismissal of all charges against Mr. Masuda at the end of the 18-month deferred prosecution term. The civil case against us has been stayed at the request of the U.S. Attorney pending completion of the deferred prosecution term.


WE ARE A DEVELOPMENT STAGE COMPANY, AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

We are a development stage company, and have yet to produce or sell any products or services. We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our products and services. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history, and have no revenue to date. We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

-  our ability to attract new and repeat customers;

- our ability to keep current with the evolving requirements of our target market;

-  our ability to protect our proprietary technology;

- the ability of our competitors to offer new or enhanced products or services; and

- unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

ESTABLISHING OUR REVENUES AND ACHIEVING PROFITABILITY WILL DEPEND ON OUR ABILITY TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS.

Much of our ability to establish revenues and to achieve profitability and positive cash flows from operations will depend on the successful introduction of our products in development. Products based on our technologies will represent new methods of treatment and preservation. Our prospective customers, including blood banks, hospitals and clinics, will not use our products unless they determine that the benefits provided by these products are greater than those available from competing products. Even if the advantage from our planned products is clinically established, prospective customers may not elect to use such products for a variety of reasons.

We may be required to undertake time-consuming and costly development activities and seek regulatory clearance or approval for new products. The completion of the development and commercialization of any of our products under development remains subject to all of the risks associated with the commercialization of new products based on innovative technologies, including unanticipated technical or other problems, manufacturing difficulties and the possible insufficiency of the funds allocated for the completion of such development.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources. Those companies include DuPont and Baxter, among others. Additionally, smaller companies with which we may compete include LifeCell Corporation for platelet preservation, Cerus for viral inactivation of platelets and other blood products and Cryo Life for preserving heart valves by cryo-preservation. These companies are active in research and development of biological material preservation. We have limited funds with which to develop products and services. These companies are active in research and development of biological material preservation, and we do not know the current status of their development efforts. Most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

WE MAY FAIL TO OBTAIN GOVERNMENT APPROVAL OF OUR PROCESSES

The FDA regulates the commercial distribution and marketability of medical solutions and equipment. In the event that we determine that these regulations apply to our proposed products, we will need to obtain FDA approval for such distribution. The process of obtaining FDA approval may be expensive, lengthy and unpredictable. We have not developed our products to the level where these approval processes can be started. We do not know if such approval could be obtained in a timely fashion, if at all. In the event that we do not receive any required FDA approval for certain products, we would not be able to sell such products in the United States.

The regulation of our processes and products outside the United States will vary by country. Noncompliance with foreign country requirements may include some or all of the risks associated with noncompliance with FDA regulation as well as other risks.

ACTS OF TERRORISM, RESPONSES TO ACTS OF TERRORISM AND ACTS OF WAR MAY IMPACT OUR BUSINESS AND OUR ABILITY TO RAISE CAPITAL.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities conducted in foreign countries, such as Russia where we currently maintain a branch office. In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or
otherwise prove advantageous to our business.   Our inability to enter into new
distribution relationships or strategic alliances could have a material and adverse effect on our business.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144, or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. A number of our employees and consultants have elected to convert a portion of their compensation to shares of our common stock, and these shares have been registered for resale to the public.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE; OUR COMMON STOCK IS "PENNY STOCK."

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. The trading prices of many technology companies' stocks have recently been highly volatile and have recorded lows well below historical highs.

Factors that could cause such volatility in our common stock may include, among other things:

 -  actual  or  anticipated fluctuations in our quarterly operating results;

 -  announcements of  technological  innovations;

 -  changes  in  financial  estimates  by  securities  analysts;

 -  conditions  or  trends  in our industry;  and

 -  changes  in  the  market  valuations  of  other comparable companies.

In addition, our stock is currently traded on the OTCBB and it is uncertain that we will be able to successfully apply for listing on the AMEX, the NASDAQ National Market (the "NMS"), or the NASDAQ SmallCap Market (the "SmallCap Market") in the foreseeable future due to the trading price of our common stock, our working capital and revenue history. Failure to list our shares on the AMEX, the NMS, or the SmallCap Market will impair the liquidity of our common stock.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any security that 1) is priced under five dollars,
2) is not traded on a national stock exchange or on NASDAQ, 3) may be listed in the "pink sheets" or the OTCBB, and 4) is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of less than $6 million for three years.

Penny stocks can be very risky, as they are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks are often unable to sell stock back to the dealer that sold them the stock. Thus an investor may lose his/her investment. Our common stock is a penny stock and thus is subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on the SmallCap Market. Consequently, the penny stock rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our common stock to resell their shares in the secondary market.

SOME OF THE INFORMATION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue" or similar words. You should read statements that contain these words carefully because they:

 - discuss  our  expectations  about  our  future performance;

 - contain projections of our future operating results or of our future financial condition; or

 - state  other  "forward-looking"  information.

We believe it is important to communicate our expectations to our shareholders. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                                USE OF PROCEEDS

Proceeds we receive pursuant to the issuance of the shares will be used for working capital and general corporate purposes.

           MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock has been traded on the OTCBB since May 18, 1999. Prior to that date, our common stock was not actively traded in the public market. Our common
stock is listed on the OTCBB under the symbol "HBSC.OB."   Since October 2001,
our common stock has also been traded on the Frankfurt Stock Exchange under the symbol "HYT." The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

      Period                                 Low Bid       High Bid
                                             --------      --------
2005
Fourth Quarter(through November 14,2005)      $ 0.54        $ 0.83
Third Quarter                                 $ 0.51	    $ 1.03
Second Quarter				      $ 0.27	    $ 0.59
First Quarter				      $ 0.05        $ 0.28

2004
Fourth Quarter 				      $ 0.05	    $ 0.15
Third Quarter				      $ 0.07	    $ 0.19
Second Quarter				      $ 0.14	    $ 0.21
First Quarter 				      $ 0.11	    $ 0.25


2003
Fourth Quarter                                $ 0.12        $ 0.25
Third Quarter                                 $ 0.14        $ 0.34
Second Quarter                                $ 0.10        $ 0.30
First Quarter                                 $ 0.10        $ 0.27


On January 26, the high and low bid prices of our common stock on the OTCBB were $ 0.57 and $ 0.50 per share, respectively, and there were approximately 254 holders of record of our common stock.

To date, we have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                 CAPITALIZATION


The following table sets forth, as of September 30, 2005, our capitalization on an actual basis as adjusted to reflect the issuance of common stock offered by this prospectus. This information should be read in conjunction with our Financial Statements and the related Notes appearing elsewhere in this prospectus.


							September 30, 2005
                                                       ------------------
						   Actual	As Adjusted (1)
                                                 ------------- ----------------
Stockholders' equity
  Preferred stock; no par or stated value;
    5,000,000 shares authorized, no shares
    issued or outstanding		            $ 	   --     $         --
  Common stock, no par or stated value;
    145,000,000 shares authorized; 64,885,300
    shares issued and 64,196,000 shares outstanding;
    84,885,300 shares issued and 84,196,000 shares
     outstanding as adjusted			    18,431,000	    28,431,000
  Investment in marketable securities held
    in escrow					       (67,800)	       (67,800)
  Accumulated other comprehensive loss		       (11,800)	       (11,800)
  Accumulated deficit during development
    stage					   (19,185,500)    (19,185,500)
                                                   -------------   ------------
     Total stockholders' equity (deficit)	      (834,100)      9,165,900
                                                   -------------   ------------
     Total capitalization			    $ (834,100)	   $ 9,165,900
__________________________                         =============   =============

(1) Reflects the issuance and sale of the 20,000,000 shares of common stock included in this prospectus, at an offering price of $0.50 per share.

                            SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2004 and 2003, and for each of the respective years then ended, are derived from our financial statements, which have been audited by L.L. Bradford & Company, LLC, independent auditors, and are included elsewhere in this prospectus. The following selected financial data as of September 30, 2005 and for the nine-month periods ended September 30, 2005 and 2004, are derived from unaudited financial statements that, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for these periods. Operating results for the nine-month period ended September 30, 2005 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2005. The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis or Plan of Operation."



	                              Nine Months Ended September 30,	Years Ended December 31,
	                                   2005	           2004	            2004	2003
	                               (unaudited)	(unaudited)
                                     --------------   -------------   ------------  -------------
Statements of Operations Data:

Revenue	                              $        --     $       --      $       --     $        --

Operating expenses:

 General and administrative:

   Stock based compensation	          450,300	  329,700	  347,500	  251,800

   Public relations                     3,202,600              --              --              --

   Other general and administrative
    expenses                              788,800         467,900         760,900       1,292,200
                                      -------------    -----------    ------------     -----------
  Total general and administrative	4,441,700	  797,600	1,108,400	1,544,000

   Research and development	          138,300	  154,600	  218,500	  394,300

   Sales and marketing	                   25,400          93,900         146,400         219,300
                                      -------------    -----------    ------------     -----------
  Total operating expenses	        4,605,400	1,046,100       1,473,300       2,157,600
                                      -------------    -----------    ------------     -----------
Loss from operations	               (4,605,400)     (1,046,100)     (1,473,300)     (2,157,600)

Other income (expense):

   Bad debt related to other
    receivables                                --              --	       --	 (398,300)

   Forgiveness of debt                     80,100              --              --              --

   Loss on investment in
    marketable  securities                     --	       --        (762,600)	       --

   Interest expense	                       --	 (366,200)       (366,400)	   (7,100)
                                       -------------   ------------   -------------   -------------
Loss before provision for income taxes (4,525,300)     (1,412,300)     (2,602,300)     (2,563,000)

Provision for income taxes	            1,600	       --	     (800)           (800)
                                       -------------   ------------   -------------   -------------
Net loss                               (4,526,900)     (1,412,300)     (2,603,100)     (2,563,800)

Other comprehensive loss, net of tax:
   Unrealized loss on investment
    in marketable securities	           (2,000)	       --          (9,800)             --
                                      --------------   ------------   -------------   -------------
Total comprehensive loss              ($4,528,900)    ($1,412,300)    ($2,612,900)    ($2,563,800)
                                      ==============  =============   =============   =============

Basic and diluted loss per share       $    (0.08)     $    (0.04)     $    (0.07)     $    (0.10)
                                      ==============  =============   =============   =============
Basic and diluted weighted-average
 common shares outstanding	       56,261,437      35,614,160      39,795,100      26,814,100
                                      ==============  =============   =============   =============


	                      September 30, 2005  December 31, 2004
                              ------------------  -----------------
Balance Sheet Data:
Cash 	                        $   60,100	  $   278,700
Working capital (deficit)	$ (844,100)	  $  (313,800)

  Total stockholders' deficit   $ (834,100)	  $  (313,600)


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES THAT ARE SIGNIFIED BY THE WORDS "EXPECTS," "ANTICIPATES," "INTENDS," "BELIEVES," OR SIMILAR LANGUAGE. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO US ON THE DATE HEREOF AND SPEAK ONLY AS OF THE DATE HEREOF. THE FACTORS DISCUSSED ABOVE UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS ARE AMONG THOSE FACTORS THAT IN SOME CASES HAVE AFFECTED OUR RESULTS AND COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

The following discussion should be read in conjunction with the Financial Statements and Notes thereto.

Overview

We are a developmental stage company, and have a very limited operating history and no revenue to date. Our prospects must be considered in light of the risks and uncertainties encountered by companies in an early stage of development involving new technologies and overcoming regulatory approval process requirements before any revenue is possible.

We have experienced operating losses since our inception. These losses have resulted from the significant costs incurred in the development of our technology and the establishment of our research and development facility. Expenditures will increase in all areas in order to execute our business plan, particularly in research and development and in gaining regulatory approval to market our products in the U.S. and abroad.

In 2003, we experienced increased difficulty in raising outside capital. This difficulty continued through the third quarter of 2004. Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock. On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in stock and 50% in shares of restricted common stock as an accrual. In March 2005, we made the decision to pay all of these accrued salaries in cash rather than in stock. In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives.

During the year ended December 31, 2004, we pursued various alternatives for raising capital, including but not limited to transactions with Dutchess, Langley Park Investments PLC ("Langley") and Pini Ben David ("Ben David"). In 2004 and 2005, we also raised funds through the sales of our capital stock through Regulation S under the Securities Act. In October 2005, we entered into an agreement with Ascendiant Capital to assist in the capital-raising process (see "Liquidity and Capital Resources" below for detailed descriptions of all of the above transactions). To date, we continue to seek alternative sources for capital.

Our principal business objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets, donor organs and other biological material. We have been successful in preserving blood platelets for ten days under refrigeration while maintaining cell structure and some morphology, which has never been done before to our knowledge. We had originally contemplated submitting our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed the process of our human infusion tests in February 2005. Some delays have been encountered at the centers conducting the tests, as it was necessary for the centers to repeat our in-vitro (test tube) tests prior to proceeding to the actual human tests. Internal approval for starting the pre-human infusion studies had to be secured, which is now in place. Additional approvals to commence human in-vivo studies will be required from the internal review board and possibly from the FDA. We currently anticipate that these tests will be completed within the next four to six months.

We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for over 30 hours, allowing organ preservation beyond current capabilities. In our most recent preliminary tests, we successfully transplanted a rat kidney that had been frozen at a temperature of negative 80 degrees Centigrade for three months in our patent-pending HBS sub-zero solution. In October 2005, we successfully completed the initial phase of our survival studies of animals with transplanted kidneys preserved using our HBS organ preservation solution, and were able to preserve a rat's kidney at negative 196 degrees Centigrade for up to five days while maintaining some functionality when transplanted back into the animal, evidenced by urine production. We previously preserved rats' kidneys at negative 20 and negative 80 degrees Centigrade. We will continue to conduct further tests on a larger animal sample size, and conduct histology and survival studies as well. Our goal is to extend the kidney shelf life for up to 72 to 96 hours at above freezing temperatures and even longer at sub-zero temperatures. We believe that the extended shelf life should enable better matching of donor kidneys to recipients. In the third quarter of 2005, we also purchased a special freezer and equipment used to conduct experiments at negative 80 degrees Centigrade.

In July 2002, we received our first patent on our technology and methodology for preserving blood platelets. We filed a provisional patent application in June 2001 to cover our improved platelet preservation methods. In August 2003, we filed another patent application covering improved platelet preservation methods. We will seek strategic alliances with companies that have the capability to provide technical and clinical expertise as well as financial and marketing expertise to leverage our current expertise in these areas.

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue. In September 2003, we signed a binding letter of intent to acquire all rights to a cream product with potential skin healing and antibacterial properties. The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is awaiting human infusion tests. During 2004, using minimal funding, we were able to reformulate the cream for better appearance and use. We then tested the reformulated cream for safety at an independent laboratory, and received positive results. We are now seeking a business partner to produce and market the cream. There is no guarantee that we will be able to develop a marketable product based on the cream. If we are able to develop a marketable product, it will require additional research and development as well as additional capital. At this time, we do not have an estimate of the time or the amount of funds that would be required to produce and market such a product.

Results of Operations

Nine Months Ended September 30, 2005 Compared With Nine Months Ended September 30, 2004

Revenues. We did not generate any revenue in either of the nine-month periods ended September 30, 2005 or 2004, and we have not generated revenues since our inception in February 1998, as our focus to date has been on the research and development of products. We are a development stage company in the eighth year of research and development activities, and do not anticipate receiving revenue until we complete product development and clinical testing.

General and Administrative Expenses. Total general and administrative expenses in the nine months ended September 30, 2005 were $4,441,700, an increase from $797,600 for the nine months ended September 30, 2004. This increase was primarily due to a significant increase in public relations expenses, which equaled $3,202,600 for the nine months ended September 30, 2005. We did not incur public relations expenses for the comparable period in 2004. These expenses stem from a public relations agreement with Abernathy Mendelson & Associates ("Abernathy") pursuant to which we provide shares of common stock as payment for advertising and promotional services. Our original agreement with Abernathy, entered into in March 2005 and subsequently amended in April 2005, provided that Abernathy would promote us to the investment community and the general public through press releases and other communications, all of which we must approve in advance. The term of the Abernathy agreement was six months, subject to prior termination. In consideration for the public relations services, we were required to issue compensation shares to Abernathy equal to 30% of the increase in buy volume of our common stock that is directly attributable to Abernathy. In addition, we were required to issue bonus shares to Abernathy equal to 10% of the increase in buy volume in the event that the sales price of our common stock as quoted on the OTCBB equaled or exceeded $0.25 per share. We were required to place an aggregate of 3,000,000 free trading shares of common stock in escrow in advance of the services under the Abernathy agreement. Through September 30, 2005, we issued an aggregate of 1,580,245 of these shares of common stock to Abernathy.

In June 2005, we entered into a second agreement with Abernathy for additional public relations consulting services and issued an additional 750,000 shares of free trading shares of common stock for these services, valued at $247,500. We also became obligated to issue an additional 899,500 shares to Abernathy as a bonus under this second agreement. These shares will be issued at a future date.

The increase in general and administrative expenses was also partly due to an increase in stock-based compensation in the nine months ended September 30, 2005 to $450,300, from $329,700 for the three months ended September 30, 2004. From time to time, our staff has worked for under market rate compensation or has had to accrue pay for extended periods of time when financing was not available. We have granted stock options to certain employees in partial consideration for salary reductions, and certain employees have elected to receive stock in lieu of compensation. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock. On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in cash and 50% in shares of restricted common stock as an accrual. We subsequently made the decision to pay all of these accrued salaries in cash. In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives. In addition, we had an increase in other general and administrative expenses, from $467,900 for the nine months ended September 30, 2004 to $788,800 for the nine months ended September 30, 2005. This increase stemmed from additional legal and professional fees and other expenses due to the obligations of being a public company.

Research and Development. Our research and development expenses were $138,300 for the nine months ended September 30, 2005, a decrease from $154,600 for the comparable period in 2004. This decrease was primarily due to a slowdown in research and development activity beginning in the fourth quarter of 2003 and continuing into 2004, reflecting our funding shortfall. In 2003 we suspended human infusion studies and animal testing pending receipt of funding, and this suspension remained in place for all of 2004 and the first half of the first quarter of fiscal 2005. In February 2005, however, we resumed our infusion studies and organ preservation research and in the near future plan to double the number of animal organ preservation experiments as compared to the current schedule. We believe that recent payroll reductions should allow us to maintain and possibly accelerate our scientific program.

Sales and Marketing Expenses. Our sales and marketing expenses for the nine months ended September 30, 2005 equaled $25,400, a decrease from $93,900 for the comparable period in 2004. We recently eliminated payroll in the sales and marketing area in order to give priority to the completion of our scientific objectives - to complete human infusion studies for platelets and move closer to human testing utilizing our organ preservation technology.

Forgiveness of Debt. In the three months ended September 30, 2005, we recorded forgiveness of debt from a vendor in the amount of $80,100, based upon the vendor's realization of additional funds from the sale of common stock issued in satisfaction of that debt. No such forgiveness was recorded in the comparable period in 2004.

Interest Income and Expense. We did not incur any interest expense during the nine months ended September 30, 2005, as compared to interest expense of $366,200 for the same period in 2004. The 2004 expense was due primarily to interest on certain accrued wages, vacation and accounts payable converted to common stock during the first quarter of 2004.

Net Loss. As a result of the foregoing factors, our net loss increased to $4,526,900 for the nine months ended September 30, 2005 from a net loss of $1,412,300 for the nine months ended September 30, 2004. The 2005 loss includes an unrealized loss of $2,000 on our investment in Langley securities, resulting in a total comprehensive loss of $4,528,900 for the period. Our net loss per share was $0.08 for the nine months ended September 30, 2005 and $0.04 for the comparable period in 2004.

Year Ended December 31, 2004 Compared To Year Ended December 31, 2003

Revenues. We did not generate any revenue in the years ended December 31, 2004 and 2003, and have not generated revenues since our inception in February 1998, as our focus to date has been on the research and development of products. We are a development stage company in the seventh year of research and development activities, and do not anticipate receiving revenue until we complete product development and clinical testing. We have had to curtail development activities due to inadequate capital, and therefore there can be no assurance that we will ever receive revenues or reach profitability.

General and Administrative Expenses. General and administrative expenses in the year ended December 31, 2004 were $1,108,400, a decrease from $1,544,000 for the year ended December 31, 2003. The decrease was due primarily to reductions in salaries, marketing expenses and fees for professional services due to our shortfall in capital, offset by an increase in stock-based compensation. From time to time, our staff has worked for under market rate compensation or has had to accrue pay for extended periods of time when financing was not available. We have granted stock options to certain employees in partial consideration for salary reductions, and certain employees have elected to receive stock in lieu of compensation. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock. On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in stock and 50% in shares or restricted common stock. As a result of these factors, stock-based compensation increased to $347,500 in the year ended December 31, 2004, from $251,800 for the year ended December 31, 2003. Based on our ongoing cash shortage, we anticipate that stock-based compensation will continue to increase in 2005. In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives.

Research and Development. Our research and development expenses were $218,500 for the year ended December 31, 2004, a decrease from $394,300 for the year ended December 31, 2003. This decrease was primarily due to a slowdown in research and development activity beginning in the fourth quarter of 2003, reflecting our funding shortfall. In 2003, we suspended human infusion studies and animal testing pending receipt of funding. In February 2005, however, we resumed our infusion studies and organ preservation research and accelerated the number of animal organ preservation experiments as compared to the prior schedule. We believe that recent reduced payroll reductions should allow us to maintain and possibly accelerate our scientific program.

Sales and Marketing Expenses. Our sales and marketing expenses for the year ended December 31, 2004 decreased to $146,400, compared to $219,300 for the year ended December 31, 2003. We recently reduced payroll in the sales and marketing area in order to give priority to the completion of our scientific objectives - to complete human infusion studies for platelets and move closer to human testing utilizing our organ preservation technology.

Interest Income and Expense. We incurred interest expense of $366,400 during the year ended December 31, 2004, as compared to interest expense of $7,100 in the year ended December 31 2003. The substantial increase was due primarily to interest on certain accrued wages, vacation and accounts payable converted to common stock during the first quarter of 2004. We did not receive interest income in either of the years ended December 31, 2003 or 2004. We recognized a $762,600 loss on investment in market securities in the year ended December 31, 2004, reflecting a decline in the market value of the Langley ordinary shares held by us. We also recorded an unrealized loss of $9,800 in the year ended December 31, 2004 to reflect the Langley ordinary shares at fair value as of that date. In the year ended December 31, 2003, we wrote off bad debt of $398,300 based on our determination as to the uncertain collectibility of a receivable for 510,000 outstanding shares of our common stock to certain former consultants.

Net Loss. As a result of the foregoing factors, our net loss increased slightly to $2,603,100 for the year ended December 31, 2004, from a net loss of $2,563,800 for the year ended December 31, 2003. Our net loss per share decreased to $0.07 for the year ended December 31, 2004, from $0.10 for the year ended December 31, 2003, due to an increase in 2004 in the number of shares of common stock outstanding.

Liquidity and Capital Resources

Our operating plan for calendar years 2005 and 2006 is focused on continued development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months. Since our inception, we have financed our operations through private and public equity placements. During the year ended December 31, 2004, we received an aggregate of $999,400 from the issuance of common stock, compared to an aggregate of approximately $905,400 received in the year ended December 31, 2003 and approximately $2,151,300 received in the year ended December 31, 2002. During the first nine months of 2005, we have received an aggregate of $795,100 from the issuance of common stock, including approximately $225,600 from our agreement with Dutchess. We are actively seeking additional funding. Once we receive the required additional financing, we anticipate continued growth in our operations and a corresponding growth in our operating expenses and capital expenditures. We do not anticipate any revenue from operations for the next two or three years. Therefore, our success will be dependent on funding from private placements of equity securities. Although we have entered into certain agreements with Dutchess, there can be no assurance that we will be successful in raising any capital pursuant to this agreement. At the present time, we have no other agreements or arrangements for any private placements.

In 2003, we experienced increased difficulty in raising outside capital. This difficulty continued through the third quarter of 2004. Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock. On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in stock and 50% in shares of restricted common stock. In February 2005, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives. In March 2005, we made the decision to pay all of the accrued salaries in cash rather than in stock.

We are in the eighth year of research and development, with an accumulated loss during the development stage of $19,185,500. As of September 30, 2005, we are uncertain as to the completion date of our research and development, or if products will ever be completed as a result of this research and development
activity.    We anticipate that the funds spent on research and development activities will need to increase prior to completion of a product. Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our common stock, as may be required, and ultimately to attain profitability. The report of our independent certified public accountants, included in this prospectus, contains a paragraph regarding our ability to continue as a going concern.

In the nine months ended September 30, 2005, we continued to spend cash to fund our operations. Cash used by operating activities for the nine months ended September 30, 2005 equaled $783,600, and consisted principally of our net loss of $4,526,900, a decrease in other liabilities of $175,000, depreciation of $1,200, a decrease in accounts payable of $160,300, and a change in prepaid expenses of $6,200, offset by $3,202,600 in public relations expenses paid or to be paid in common stock, $450,300 provided by stock- based compensation, a decrease in accrued liabilities of $600 and an increase in pre-paid expenses of $6,200. For the comparable period in 2004, cash used by operating activities equaled $571,300, and consisted of our net loss of $1,412,300 offset by $365,300 provided by interest expense paid in shares of our common stock, $329,700 provided by stock-based compensation, an increase in accounts payable of $90,600, a decrease of $14,100 in prepaid expenses and other assets, $1,100 in depreciation and an increase in other liabilities of $40,200.

There was $11,000 used in investing activities for the nine months ended September 30, 2005. The increase was due to the purchase of a special freezer for conducting our organ preservation experiments. We did not utilize or receive cash from investment activities during the comparable period in 2004.

Cash flow from financing activities for the nine months ended September 30, 2005 produced a net increase in cash of $576,000, consisting principally of $795,100 from the issuance of common stock, offset by a decrease of $219,100 in stockholder payables. Cash flow from financing activities for the nine months ended September 30, 2004 produced a net increase in cash of $564,200, which resulted from $252,100 in proceeds from the issuance of common stock and a $312,100 increase in stockholder payables.

As of September 30, 2005, we had cash and cash equivalents amounting to $60,100, a decrease of $218,600 from the balance at December 31, 2004. Our working capital deficit increased to $844,100 at September 30, 2005, from $650,300 at June 30, 2005 and $313,800 at December 31, 2004. The increase in this deficit is from the resources used in our operations, as explained above. There are no material commitments for capital expenditures at September 30, 2005.

During the year ended December 31, 2004, we pursued various alternatives for raising capital. We entered into an Investment Agreement (the "Investment Agreement") with Dutchess effective June 28, 2004. Pursuant to the terms of the Investment Agreement, we may offer, through a series of puts, and Dutchess must purchase from time to time, up to a maximum of 38,000,000 shares of our common stock, provided that Dutchess shall not be required to purchase shares of our stock with an aggregate purchase price in excess of $5,000,000. The purchase price of shares purchased under the Investment Agreement shall be equal to 95% of the lowest closing "best bid" price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement. The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. No single put can exceed $1,000,000. We filed a registration statement on Form SB-2 in July 2004 to register for resale an aggregate of 38,000,000 shares of common stock issuable under the Investment Agreement; this registration statement was declared effective on August 23, 2004. In April 2005, we issued 30,000 shares of common stock to Dutchess pursuant to our first put under the Investment Agreement, and received approximately $16,800 in proceeds. In October 2005, we issued an aggregate of 108,605 common stock to Dutchess pursuant to our sixth put under the Investment Agreement,and received proceeds of $65,000.

In July 2004, we entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), whereby we would sell shares of our restricted common stock for shares in Langley, a London-based institutional investment trust. Langley was formed in February 2004 to invest in a diverse portfolio of U.S. small-cap companies (defined by Langley management as those public companies having a market capitalization of less than U.K. $100 million). Although Langley's investments are not limited to specific sectors, it has concentrated on mining, oil and gas, energy-related and technology companies since it commenced operations in February 2004. Langley's stated investment objective is to achieve long-term capital growth. The Langley ordinary shares are registered as a unit investment trust on the London Stock Exchange ("LSE"). The trading symbol for the ordinary shares is LSE:LPI. The Langley Investment Trust consists of a portfolio of the common stock of 23 U.S. publicly traded small cap companies.

Langley purchased 7,000,000 shares of our restricted stock at a price of $930,999, or approximately $0.13 per share. The shares issued to Langley constituted 17.9% of our outstanding common stock at July 31, 2004. In lieu of cash, Langley issued to us an aggregate of 512,665 Langley ordinary shares at a price of U.K. $1.00 per share (one British Pound Sterling = US $1.8160 on July 30, 2004). The Langley ordinary shares issued to us constituted less than one percent of Langley's issued and outstanding ordinary shares at September 30, 2004. The total sales price of $930,999 was determined by multiplying the 7,000,000 shares by the average of the closing bid price of our common stock during the ten trading days preceding the date of the Agreement. The 512,665 shares in Langley received as consideration was calculated by dividing the total sales price by the conversion rate of the British Pound Sterling to the U.S. dollar as of the close of business on July 26, 2004. Upon the closing of this transaction, Langley and we were required to issue our respective shares into an escrow account, whereby we could immediately liquidate up to 50% of the Langley shares. We and the other portfolio companies have received one-half of the free-trading Langley ordinary shares sold to us under the Stock Purchase Agreement. The remaining 50% of the free-trading Langley ordinary shares will be held in escrow for two years as a downside price protection against our shares issued to Langley. In the event of a decline in the market price of our common stock at the end of two years, we will be required to sell to Langley the amount of our Langley shares equal to (i) the original number of Langley shares issued as consideration under the Stock Purchase Agreement multiplied by (ii) the percentage decrease in the market price of our common stock. If at the end of the two-year period the trading price of our common stock falls below $0.065, we will have to sell back to Langley all the escrowed Langley shares. If at the end of the trading period the trading price of our common stock is more than $0.065 but less than $0.13, we will need to sell back to Langley only a proportionate amount of our Langley ordinary shares. We have no obligation to register for resale our shares that are held by Langley.

On November 14, 2005, Langley had a net asset value for its underlying portfolio of U.K. $0.57 per ordinary share, or an aggregate net asset value of U.K. $42,508,790 (U.S. $73,756,479, based on U.K. $1.00 = U.S. $1.735 on November 14,
2005). Assuming that the downside protection (or "claw-back rights") had been exercised by Langley, this would represent a net asset value per ordinary share of U.K. $0.37, or an aggregate net asset value of U.K.$ 27,593,425 (U.S. $47,869,223). We had anticipated that the trust would traditionally trade at a discount to its net asset value; however, the discount has been more significant than we expected. To date, due to the low trading price of the Langley stock on the London Stock Exchange (U.K. $0.135 per ordinary share on November 14, 2005), we have not sold any of our Langley ordinary shares.

The rights of holders of Langley ordinary shares are set forth in Langley's Memorandum of Association. In general, each holder of Langley ordinary shares has one vote for every ordinary share held. Unless Langley's directors decide otherwise, a holder of ordinary shares may not vote, either personally or by proxy, unless all calls and other amounts payable with respect to the ordinary shares have been paid. Holders of ordinary shares may receive dividends in Langley as and when declared by the directors. In the event of a liquidation of Langley, holders of ordinary shares may receive their pro rata share of any remaining assets. In the event that Langley has more than one class of shares, the rights of the holders of any one class of shares may be varied only with the written consent of holders of three-fourths of the nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of such holders.

We considered a variety of possible financing options prior to entering into the transaction with Langley. In the past year, it has become more difficult for us to effect equity placements on terms and conditions satisfactory to us and our shareholders. We were approached by a number of private investors who sought to purchase common stock at significant discounts to market and other potential investors who wanted to receive common stock in advance of forwarding consideration for the stock to us. None of these alternatives were acceptable to management. We selected Langley after due diligence on Langley and its management, including but not limited to a review of a prior fund with similar structure and investment strategies, assembled by the founders of Langley.

Effective October 28, 2004, we entered into a loan agreement (the "Loan Agreement") with Pini Ben David (Grunspan), an individual who lives in Switzerland ("Ben David"). Ben David is not, and has not been during the past two years, an affiliate of us or any of our current or former affiliates. The Loan Agreement called for Ben David to loan us an aggregate of Euros $2,300,000 (the "Loan"). The Loan was to bear interest at the rate of three percent per annum, with payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan was secured by 23,000,000 shares of our common stock (the "Shares") issuable pursuant to Regulation S under the Securities Act. Pursuant to the Loan Agreement and an Escrow Agreement between Ben David and us, a certificate representing the Shares (the "Certificate"), containing a legend restricting transfer, was delivered to Ben David to hold until funds for repayment of the Loan were delivered to the escrow agent. We believe that the parties intended that when the loan funds were delivered by Ben David to the escrow agent, Ben David would also deliver the stock certificate to the escrow agent, who would disburse the funds and the certificates to the appropriate parties. The Loan Agreement also provided that it would terminate, and the Shares immediately returned to us, in the event that the Loan funds were not delivered to us by the 15th calendar day following the date of the Loan Agreement (November 13, 2004). Pursuant to Ben David's request, we extended the date for receipt of Loan funds to December 23, 2004 and exchanged the certificate for three certificates (one to Ben David and one to each of two affiliates); however, no Loan funds were received by that date. On January 11, 2005, we instructed our transfer agent to cancel the Certificates, and notified Ben David that the Loan Agreement was cancelled and of no further force or effect. We did not incur any early termination penalties in connection with the cancellation of the Loan Agreement.

In the second quarter of 2005, it came to our attention that shares of our common stock (the "Reg S Stock") may have been sold in Germany without our authorization, possibly in connection with the canceled Ben David certificates in order to halt these unauthorized issuances, we commenced an exchange offer (the "Offer") in July 2005 to exchange one share of our common stock (the "New Stock") for each share of Reg S Stock outstanding before or upon the delisting date (the "Record Date") when the Reg S Stock is no longer tradable. The offer covers 10,000,000 shares of our common stock, and is intended to reduce potential liability for the unauthorized issuances. Each share of New Stock will be registered no later than six months from the initial date of the Offer for trading on the OTCBB. The Exchange Offer was scheduled to expire on December 29, 2005. However, on January 11, 2006, we extended the Exchange Offering dealine to January 31, 2006, due to delays encountered in the early confusion regarding procedures and subsequent changes to those procedures. Any shares of Reg S Stock not tendered for exchange by January 31, 2006, will no longer be exchangeable for New Stock and will no longer be tradable on any German stock exchange. To date, holders of an aggregate of 9,591,592 shares of the Reg S stock have forwarded certificates and required documents, leaving an aggregate of 408,408 shares outstanding.

In March 2005, we entered into an agreement with Abernathy (which was subsequently amended in April 2005). The Abernathy agreement provided that Abernathy would promote us to the investment community and the general public through press releases and other communications, all of which we must approve in advance. The term of the Abernathy agreement was six months, subject to prior termination. In consideration for the public relations services, we were required to issue compensation shares to Abernathy equal to 30% of the increase in buy volume of our common stock that was directly attributable to Abernathy. In addition, we were required to issue bonus shares to Abernathy equal to 10% of the increase in buy volume in the event that the sales price of our common stock as quoted on the OTC Bulletin Board equaled or exceeded $0.25 per share. We were required to place an aggregate of 3,000,000 free trading shares of common stock in escrow in advance of the services under the Abernathy agreement. Through September 30, 2005, we issued an aggregate of 1,580,245 of these shares of common stock to Abernathy.

In June 2005, we entered into a second agreement with Abernathy for additional public relations consulting services and issued an additional 750,000 shares of free trading shares of common stock for these services. We also became obligated to issue an additional 899,500 shares to Abernathy as a bonus under this second agreement. These shares will be issued at a future date.

In October 2005, we entered into an agreement with Ascendiant Securities, LLC ("Ascendiant") providing that Ascendiant would act on a best-efforts basis as our financial advisor and non-exclusive placement agent in connection with the structuring, issuance and sale of our debt and equity securities for financing purposes. The agreement, which has a term of six months, requires us to pay Ascendiant a cash success fee and warrants for completed transactions that we approve. The success fee is equal to ten percent of the gross proceeds from the sale of our securities; in addition, for transactions generating gross proceeds of $2,000,000 or more, we must issue Ascendiant 175,000 shares of our restricted common stock. To date, no transactions have been presented to us by Ascendiant.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.
Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

We consider that the following are critical accounting policies:

Research and Development Expenses

All research and development costs are expensed as incurred. The value of acquired in-process research and development is charged to expense on the date of acquisition. Research and development expenses include, but are not limited to, payroll and personnel expense, lab supplies, preclinical studies, raw materials to manufacture our solution, manufacturing costs, consulting, legal fees and research-related overhead. Accrued liabilities for raw materials to manufacture our solution, manufacturing costs, and patent legal fees are included in accrued liabilities and included in research and development expenses.

Employee Stock Plans

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," we elected to continue to apply the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for our employee stock option and stock purchase plans. We are generally not required under APB Opinion No. 25 and related interpretations to recognize compensation expense in connection with our employee stock option and stock purchase plans. We are required by SFAS No. 123 to present, in the Notes to Financial Statements, the pro forma effects on reported net income and earnings per share as if compensation expense had been recognized based on the fair value method of accounting prescribed by SFAS No. 123.

                                    BUSINESS

Background

Human BioSystems was incorporated on February 26, 1998, in the State of California under the name "HyperBaric Systems." In November of 2002, we changed our name to Human BioSystems. We are a development stage company whose principal business objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets, donor organs and other biological material. We have been successful in preserving blood platelets for ten days under refrigeration while maintaining cell structure and morphology, which has never been done before to our knowledge. We had originally contemplated submitting our findings to the U.S. Food and Drug Administration ("FDA") in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed our human infusion tests in February 2005. Some delays have been encountered at the centers conducting the tests, as it was necessary for the centers to repeat our in-vitro (test tube) tests prior to proceeding to the actual human tests. Internal approval for starting the pre-human infusion studies had to be secured, which is now in place. Additional approvals to commence human in-vivo studies will be required from the internal review board and possibly from the FDA. We currently anticipate that these tests will be completed within the next four to six months.

Our potential customers include blood banks, hospitals, clinics, and similar organizations. We have no revenue from product sales or services to date. Our development efforts and operations have been funded through equity infusions from investors and loans from shareholders.

In 2003, we experienced increased difficulty in raising outside capital. This difficulty continued through the third quarter of 2004. Although research continued in organ preservation, we were forced to suspend animal testing and human infusion testing due to a lack of funds. Our employees accepted a temporary 50% salary reduction in January 2004 to conserve cash, and several of these employees as well as certain of our outside consultants elected to convert a portion of their deferred compensation to shares of our common stock. On September 1, 2004, we restored all employee salaries; however, employees received 50% of their salaries in stock and 50% in shares of restricted common stock. In February 2005, however, we changed our overall compensation structure to reduce recurring payroll expenses in non-critical areas in order to provide additional resources for the completion of our scientific objectives. Pursuant to this change, we terminated the employment of Robert Strom, our Vice President of Marketing and Sales, Rocky Umar, our Vice President, Strategic Planning, and Victor Ivashin, our Chief Technology Officer. Messrs. Umar and Ivashin were later engaged by us in an advisory capacity. In March 2005, we made the decision to pay all of these accrued salaries in cash.

During the year ended December 31, 2004, we pursued various alternatives for raising capital. We entered into the Investment Agreement with Dutchess effective June 28, 2004. Pursuant to the terms of the Investment Agreement, we may offer, through a series of puts, and Dutchess must purchase from time to time, up to a maximum of 38,000,000 shares of our common stock, provided that Dutchess shall not be required to purchase shares of our stock with an aggregate purchase price in excess of $5,000,000. The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. No single put can exceed $1,000,000. We filed a registration statement on Form SB-2 in July 2004 to register for resale an aggregate of 38,000,000 shares of common stock issuable under the Investment Agreement; this registration statement was declared effective on August 23, 2004. In April 2005, we issued 30,000 shares of common stock to Dutchess pursuant to our first put under the Investment Agreement, and received approximately $16,800 in proceeds. In October 2005, we issued an aggregate of 108,605 shares of common stock to Dutchess pursuant to our sixth put and received proceeds of $65,000.


In July 2004, we entered into a Stock Purchase Agreement, whereby we would sell shares of our restricted common stock for shares in Langley, a London-based institutional investment trust. Langley was formed in February 2004 to invest in a diverse portfolio of U.S. small-cap companies (defined by Langley management as those public companies having a market capitalization of les than U.K. $100 million). Langley purchased 7,000,000 shares of our restricted stock at a price of $930,999, or approximately $0.13 per share. The shares issued to Langley constituted 17.9% of our outstanding common stock at July 31, 2004. In lieu of cash, Langley issued to us an aggregate of 512,665 Langley ordinary shares at a price of U.K. $1.00 per share (one British Pound Sterling = US $1.8160 on July 30, 2004). The Langley ordinary shares issued to us constituted less than one percent of Langley's issued and outstanding ordinary shares at September 30, 2004. Upon the closing of this transaction, Langley and we were required to issue our respective shares into an escrow account, whereby we could immediately liquidate up to 50% of the Langley shares. The remaining 50% will be held in escrow for two years as a downside price protection against our shares issued to Langley. In the event of a decline in the market price of our common stock at the end of two years, we will be required to sell to Langley the amount of our Langley shares equal to (i) the original number of Langley shares issued as consideration under the Stock Purchase Agreement multiplied by (ii) the percentage decrease in the market price of our common stock. To date, due to the low trading price of the Langley stock on the London Stock Exchange (U.K. $0.185 per ordinary share on August 15, 2005), we have not sold any of our Langley shares.

Effective October 28, 2004, we entered into the Loan Agreement with Ben David. The Loan Agreement called for Ben David to loan us an aggregate of euros $2,300,000 (the "Loan"). The Loan was to bear interest at the rate of three percent per annum, with payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan was secured by 23,000,000 shares of our common stock (the "Shares") issuable under Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Loan Agreement and an Escrow Agreement between Ben David and us, a certificate representing the Shares (the "Certificate"), containing legend restricting transfer, was delivered to Ben David to hold until funds for repayment of the Loan were delivered to the escrow agent. We believe that the parties intended that the loan funds when delivered by Ben David to the escrow agent, Ben David would also deliver the stock certificate to the escrow agent who would disburse the funds and the certificate to the appropriate parties. The Loan Agreement also provided that it would terminate, and the Shares immediately returned to us, in the event that the Loan funds were not delivered to us by the 15th calendar day following the date of the Loan Agreement (November 13, 2004). Pursuant to Ben David's request, we extended the date for receipt of Loan funds to December 23, 2004; and exchanged the certificate for three certificates (one to Ben David and one to each of two affiliates); however, no Loan funds were received by that date. On January 11, 2005, we instructed our transfer agent to cancel the Certificates, and notified Ben David that the Loan Agreement was cancelled and of no further force or effect. We did not incur any early termination penalties in connection with the cancellation of the Loan Agreement.

In the second quarter of 2005, it came to our attention that shares of our common stock (the "Reg S Stock") may have been sold in Germany without our authorization, possibly in connection with the canceled Ben David certificates. In order to halt these unauthorized issuances, we commenced an exchange offer (the "Offer") in July 2005 to exchange one share of our common stock (the "New Stock") for each share of Reg S Stock outstanding before or upon the delisting date (the "Record Date") when the Reg S Stock is no longer tradable. The offer covers 10,000,000 shares of our common stock and is intended to reduce the Company's potential liability for the unauthorized issuances. Each share of New Stock will be registered no later than six months from the initial date of the Offer for trading on the OTCBB. The Exchange Offer was scheduled to expire on December 29, 2005. However, on January 11, 2006, we extended the Exchange Offering deadline to January 31, 2006, due to delays encountered in the early confusion regarding procedures and subsequent changes to those procedures. Any shares of Reg S Stock not tendered for exchange by January 31, 2006, will no longer be exchangeable for New Stock and will no longer be tradable on any German stock exchange. To date, holders of an aggregate of 9,591,592 shares of Reg S stock have forwarded certificates and required documents, leaving an aggregate of 408,408 shares outstanding.

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue. In September 2003 we signed a binding letter of intent to acquire all rights to a cream product with potential skin healing and antibacterial properties. The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is awaiting human infusion tests. During 2004, using minimal funding, we were able to reformulate the cream for better appearance and use. We then tested the reformulated cream for safety at an independent laboratory, and received positive results. We are now seeking a business partner to produce and market the cream. There is no guarantee that we will be able to develop a marketable product based on the cream. If we are able to develop a marketable product, it will require additional research and development as well as additional capital. At this time, we do not have an estimate of the time or the amount of funds that would be required to produce and market such a product.

The HBS System for Preservation of Platelets

Blood platelets are a component of whole blood that is responsible for the clotting process of blood and used by the body when a person has an open wound from injury or surgery. The majority of platelets, however, are required by cancer patients who have undergone chemotherapy treatments, a process that destroys platelets. In order to restore the platelets, continuous transfusions are given to patients until the body is able to restore normal platelet counts. It is therefore desirable to have platelets that circulate for more than a few hours after transfusion.

Current blood platelet storage practices used in blood banks promote bacteria growth and the quality degrades over time because platelets are stored at room temperature. Using these practices, platelets can be preserved for only five days.

One test marker used to predict platelet survival after infusion is the morphology or the platelet shape. Platelets that maintain their discoid shape are more likely to survive longer after transfusion than platelets that change their shape. Historically, platelets stored at refrigerated temperatures for more than a few hours change their shape from discoid to spherical. It has been found that such platelets are removed from circulation by the body within hours after a transfusion and thus are not acceptable for cancer patients who have undergone chemotherapy.

We are developing a process whereby platelets are refrigerated at slightly above the freezing point of water and stored there until needed. Initial tests showed that up to 68% of the starting population of platelets remain discs after 24 hours of refrigeration. We have successfully stored blood platelets for ten days under refrigeration while maintaining cell structure and morphology, which has never been done before to our knowledge. We had originally contemplated submitting our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed our human infusion tests in February 2005. We currently anticipate that these tests will be completed within the next four to six months.

Using our Platelet Preservation System, blood platelet preservation is achieved by storing the platelets under refrigeration utilizing a proprietary process and solution to maintain cell function viability and morphology. The objective of our technology is to maintain high quality platelets for a longer period of time than is currently possible using conventional methods.

A patent covering the hardware design of the container, preservation methodologies and processes was filed by us on October 31, 1998 followed by a continuation-in-part (CIP), which was filed in February of 1999 covering our solutions and other preservation methodologies.

We filed an international application with the Patent Cooperation Treaty based on our U.S. patent application, designating all countries and regions, on October 12, 1999. In addition, in June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods. In August 2003, we filed another patent application covering improved platelet preservation methods. We believe that the patent and its extensions will protect the current core technology and provide us with a long-term competitive advantage in the market.

In July 2002, we received our first patent on the technology and methodology for preserving blood platelets. This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets". We applied for another patent in February 1999, covering processes and solutions to facilitate blood platelet preservation. In June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods, and in August 2003, we filed another patent application covering improved platelet preservation methods. We anticipate filing additional patent applications relating to platelet preservation in the future, as soon as we have the capital to do so. We believe that these additional patent applications, if and when filed, should strengthen our competitive position in the platelet preservation marketplace. We will also seek strategic alliances with companies that have the capability to provide technical and clinical expertise as well as financial and marketing expertise to leverage our current expertise in these areas.

We intend to continue the development of our Platelet Preservation System, a proprietary technology that extends the shelf life of blood platelets beyond the current five-day period. It is our goal to increase this time from five to seven or nine days and longer while preserving platelet quality and keeping bacterial growth to a minimum. We believe that even longer platelet storage periods could be achieved using hydrostatic pressure to prevent platelets from freezing under sub-zero temperatures. Further research is required to establish the protocol and storage times under these conditions. The storage and preservation of organs such as the kidney, liver and heart will be considered using the same techniques used in the preservation of platelets; however, we anticipate that the solution and process will vary for each organ type.

The HBS System for Preservation of Organs

We believe that our basic approach used to store platelets can also be applied to the preservation of organs such as the kidney, heart and liver. The hyperbaric chamber could be an instrumental part of our ability to store organs at sub-zero temperatures to prevent freezing even at freezing temperatures. We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for over 30 hours, allowing organ preservation beyond current capabilities. In our most recent preliminary tests, we successfully transplanted a rat kidney that had been frozen at a temperature of negative 80 degrees centigrade for three months in our patent-pending HBS sub-zero solution. In October 2005, we successfully completed the initial phase of our survival study of animals with transplanted kidneys using our HBS organ preservation solution, and were able to preserve a rat's kidney at negative 196 degrees centigrade for up to five days while maintaining some functionality when transplanted back into the animal, evidenced by urine production. We previously preserved rats' kidneys at negative 20 and negative 80 degrees centigrade. We will continue to conduct further tests on a larger animal sample size, and conduct histology and survival studies as well. Our goal is to extend the kidney shelf life for up to 72 to 96 hours at above freezing temperatures and even longer at sub-zero temperatures. We believe that the extended shelf life should enable better matching of donor kidneys to recipients. In 2003, we suspended this animal testing pending receipt of funding; however, we recently resumed our organ preservation research and accelerated the number of animal organ preservation experiments as compared to the prior schedule. We also purchased a special freezer and equipment used to conduct experiments at negative 80 degrees centigrade.

Operations and Facilities

During the initial months following our incorporation, we recruited key members of the management and technical team, conducted market research and established our basic infrastructure and operating plan. At September 9, 2005, we had six employees and consultants in the U.S. and five at our research facility in Russia.

In August 1998, we established a branch office in Krasnoyarsk, Russia, where we
conduct research and development for platelet preservation.   Krasnoyarsk was
chosen to take advantage of the availability of low cost technical expertise and materials such as titanium, and also because two members of our team, Dr. Vladimir Serebrennikov, Director of Research and Mr. Leonid Babak, Branch Chief of Russian Operations, reside there.

The Russian government has placed no restrictions on our ability to operate our business, hire employees in Russia, and freely transport our assets from Russia to the U.S. without any assessment or payments to the Russian Federation. There are no material restrictions or regulations to which we are subject in Russia as a result of our activities there. Conducting operations in Russia does not affect FDA approval or our proposed business activities in the United States, because no clinical trials are or will be conducted there.

When we enter the human infusion test phase in the United States, the priorities at our Russian branch may be shifted from research to supporting other lab operations and possibly to addressing other business opportunities where our presence in Russia would be considered an advantage.

While limited platelet experiments have been conducted under contract at the Sacramento Blood Foundation in California in prior years, we accelerated testing efforts in 2001 to validate the results obtained at our Russian facility. In September 2002, Puget Sound Blood Center agreed to conduct human blood platelet research studies utilizing our platelet preservation technologies. The preliminary studies leading to human infusion began in October of 2002, but were suspended in the fourth quarter of 2003 due to a funding shortfall. We have made certain changes in our solution in order to prepare for human infusion, and resumed testing in February 2005. In vitro-test results obtained in September 2005, as part of the human infusion studies, supported our earlier test results which we view as positive. The next step requires the infusion of platelets into human test subjects, which may require an FDA license in addition to internal approvals. See "Business - Test Results" for more information.

Research and Development

We have developed a research and development strategy that considers the FDA and international approval processes and their impact on bringing a product to market. Based on these constraints, we have developed a research and development plan that requires multiple developments being conducted at the same time.

We have developed a three-phase strategy, with estimated time requirements for the research and development and market introduction of products. The first phase starts with the creation of a platelet preservation product that will store platelets under refrigeration for seven to nine days using our proprietary
solution by itself.   The second phase is the market introduction of our
Platelet Preservation System utilizing our hyperbaric container if longer preservation times are required. Our third phase is to find a viable alternative to the current organ preservation methods with both solution under refrigeration
and a complete system at sub-zero temperatures.   We are currently in the first
phase of our strategy, and are anticipating advancing through this phase for the
foreseeable future.   The anticipated time spent in this phase has been extended by our need for additional capital. We are now proceeding with organ preservation research concurrently with our platelet studies.

Governmental approval for human testing will be required for each of these three phases of development. Our plan is to obtain the necessary approvals for each phase.

Platelet Preservation - Refrigeration

Our platelet preservation plan starts with a platelet preservation product using our solution by itself. We have been able to successfully store platelets for ten days at refrigerated temperatures, which is considered to be a major milestone in the cold storage of platelets. Our technology has been validated by an independent test facility in the U.S., and we began the process leading to testing of human infusion in September 2002. Currently the industry stores platelets at ambient temperature for a maximum of five days, an FDA-imposed limit due to historic bacterial infection of the platelets. In July 2002, we entered into a development and supply contract with MMR Technologies of Mountain View, California, to build a computerized blood platelet cooling instrument. In October 2002, we began preliminary tests of a prototype of this device, which is designed to cool the platelets prior to storage to help extend the shelf life of platelets for blood banks and hospitals. The prototype unit was delivered to us in January 2003. Preliminary tests were conducted, and required modifications to the systems have been noted. We have subsequently determined that this unit may not be critical for platelet survival, and therefore have not conducted further testing or development. We made the decision to use a standard cooling unit with customized fixtures that are appropriate for platelet bags.

Platelet Preservation - Sub-Zero Storage

This development is intended to result in longer storage times for platelets, combining the use of proprietary solutions, sub-zero temperatures and high pressure. It is our goal to develop a storage method that will preserve the viability of platelets with little or no bacterial growth for a period greater than 13 days. This will provide the medical community with a new and economical method for long-term platelet storage, thereby reducing the current loss of product. The successful implementation of refrigerated platelets at nine days or beyond may eliminate the need for sub-zero stored platelets for most commercial blood banking applications.

Organ Preservation

This effort will incorporate storage of organs involving experiments with animal organs to demonstrate our ability to harvest, store and transplant organs that have been preserved at various temperatures ranging from plus 4 degrees Centigrade to sub-zero temperatures. The goal is to achieve a level of physical condition and viability of these organs that is equal to or superior to present storage methods and storage times. In addition, we plan to develop a process that will reduce the need for anti-rejection drugs after transplantation. The development process will include the development of proprietary solutions, cooling methods and possibly the use of chambers to protect organs from freezing at sub-zero storage temperatures.

Test Results

Non-clinical experiments and tests of platelet preservation and other research and development activities were conducted in Russia and Vicksburg, Michigan
until the third quarter of 2003, when we developed a funding shortage.   We
resumed testing in February 2005, and will continue to conduct experiments to find the optimal conditions of storage at refrigerated temperatures. We have been able to achieve up to 24 hours of refrigerated storage of platelets with up to 68% retaining their original disc shape. Up to 13% of the platelets remain discs after five days of storage. Subsequent tests indicated very little disc loss after the first 24 hours of storage, where disc percentage remained essentially constant for 72 hours, which was the limit of these particular tests. We subsequently demonstrated that platelets stored using our technology under refrigeration for ten days still remain functional, with a platelet survival rate of up to 78% and 20% maintaining full functionality.

Our most recent test efforts were directed toward the refinement of our platelet preservation technology before we commenced human studies and an application for approval from the FDA. In October 2002, we began the preliminary studies leading to human infusion. The preliminary studies were required to assure all steps in the process are compatible with human infusion, including sterility and safety.

We originally contemplated submission of our findings to the FDA in the first half of 2003; however, additional pre-human infusion tests were necessary to address certain aspects of our findings. First, changes to our solution were required before commencing human infusion tests. These changes included the need to sterilize our preservation solution using approved methods acceptable for human infusion, and the removal of suspended particulants from our preservation solution. The sterilization issue has been resolved. We were also successful in the removal of particulants from our preservation solution after procedures were implemented at another blood center in California used by us for such experiments. We developed a new solution that appears to have improved results over past formulations without the need to clarify the solution for particulants. We have also determined that the special cooling unit originally designed to facilitate the storage process at refrigerated temperatures may not be critical for platelet survival. In addition, tests conducted in the United States during 2002 were not able to verify results obtained at our Russian research facilities. In the first half of 2003, however, we were able to correlate the test results from our Russian research facilities with tests conducted by United States research facilities.

We believe that we have now satisfactorily resolved all issues raised by these findings, and resumed our human infusion tests in February 2005. In vitro-test results obtained in September 2005, as part of the human infusion studies, supported our earlier test results which we view as positive. The next step requires the infusion of platelets into human test subjects, which may require an FDA license in addition to internal approvals. We currently anticipate that these tests will be completed within the next four to six months.

We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for over 30 hours, allowing organ preservation beyond current capabilities. In our most recent preliminary tests, we successfully transplanted a rat kidney that had been frozen at a temperature of negative 80 degrees centigrade for three months in our patent-pending HBS sub-zero solution. In October 2005, we successfully completed the initial phase of our survival study of animals with transplanted kidneys using our HBS organ preservation solution, and we were able to preserve a rat's kidney at negative 196 degrees Centigrade for up to five days while maintaining some functionality when transplanted back into the animal, evidenced by urine production. We previously preserved rats' kidneys at negative 20 and negative 80 degrees Centigrade. We will continue to conduct further tests on a larger animal sample size, and conduct histology and survival studies as well. Our goal is to extend the kidney shelf life for up to 72 to 96 hours at above freezing temperatures and even longer at sub-zero temperatures. We believe that the extended shelf life should enable better matching of donor kidneys to recipients. In 2003, we suspended this animal testing pending receipt of funding; however, we recently resumed our organ preservation research and accelerated the number of animal organ preservation experiments as compared to the prior schedule. We also purchased a special freezer and equipment used to conduct experiments at negative 80 degrees Centigrade.

Product Development

We have engaged Quintiles, Inc., an international regulatory consulting firm, to assist with planning and managing the regulatory approval process. This firm specializes in the design and implementation of regulatory strategies, including experiment design and monitoring. We have used their services from time to time, but thus far we have used Quintiles only on a limited basis, as we have not yet started clinical trials. We anticipate that Quintiles' participation will increase as we meet with the FDA to proceed with clinical trials.

As an overall strategy, we intend to apply for approval for our products while limiting the system claims for our Platelet Preservation System and to progressively expand them as FDA and/or EU approval is granted for each succeeding claim. Our intention is to apply for approval in the U.S., Western European countries and Japan as the primary markets for our platelet preservation product. However, we believe that our first product sales efforts will be directed towards countries in South America, Mexico and other countries that have fewer regulatory restrictions than the U.S, so as to provide a shorter time to market.

Distribution, Sales and Customers

It is our intent to market our platelet preservation products to blood centers and hospitals through established medical specialty dealers and distributors or strategic partners who manufacture and market products to blood centers and hospitals. Similar strategies will be employed for other future preservation products. As we are in the development stage of operations, we currently have no customers and dependency on particular customers cannot be anticipated at this time.

Sources and Availability of Raw Materials

Since we are in the development stage, we have not yet begun to manufacture our products. Our products, as manufactured, should not use any exotic or hard to find raw materials and we believe that suppliers can be identified. We are constantly reviewing the materials used in the development process, with particular attention to availability and future cost. We cannot currently anticipate what the availability of materials and suppliers will be at the time our products enter production.

Our Disposable Phemtest Test System

On September 1, 1998, we entered into a purchase agreement with Paul Okimoto, one of our officers and directors, acquiring all patent rights owned by Mr. Okimoto to a disposable vaginal disease test device called Phemtest. As consideration for the assignment of these patent rights, we paid $1,375 to a law firm as a patent maintenance fee to ensure that the patents would remain in force. We also agreed to pay Mr. Okimoto royalties of 5% of gross sales of Phemtest for the next five years. The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash. To date, no royalties have been earned or paid for Phemtest. Our product development efforts remain focused on our platelet and organ preservation systems. Therefore we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product. To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms. FDA approval of the Phemtest product will also be required; we have not commenced the testing process required for such approval. As of September 30, 2005, we have not signed any agreement with any potential licensee, as our focus remains on our core business of preserving blood platelets and organs.

Other Product Development Efforts

In addition to our attempts to raise outside capital, we have pursued opportunities to acquire existing products and businesses that currently produce, or have the potential to produce, revenue. In September 2003 we signed a binding letter of intent to acquire all rights in a cream product with potential skin healing and antibacterial properties. The purpose of the acquisition is to develop a product to generate revenues while our blood platelet preservation technology is undergoing human infusion tests. During 2004, using minimal funding, we were able to reformulate the cream for better appearance and use. We then tested the reformulated cream for safety at an independent laboratory, and received positive results. We are now seeking a business partner to produce and market the cream. There is no guarantee that we will be able to develop a marketable product based on the cream. If we are able to develop a marketable product, it will require additional research and development as well as additional capital. At this time, we do not have an estimate of the time or funding that will be required to produce and market such a product.

Competition

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources. Those companies include DuPont and Baxter, among others. Additionally, smaller companies with which we may compete include LifeCell Corporation for platelet preservation, Cerus Corporation for viral inactivation for platelets and other blood products and Cryo Life for preserving heart valves by cryo-preservation. We believe that these companies are active in research and development of biological material preservation; however, we do not know the current status of their development efforts. Most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

LifeCell Corporation has developed technology for preserving a variety of cell types including platelets and red blood cells, and is attempting to obtain FDA approval for extending the storage time of blood platelets using cryo-preservatives. Cerus Corporation has developed a viral inactivation product for platelets that is intended to eliminate or reduce viral testing requirements. This product is now in clinical trials. These products if approved could have a material adverse impact on the market for extending platelet storage times using our technology. We believe that most, if not all, of our competitors use toxic chemicals such as Dimethyl Sulfoxide (DMSO) to preserve platelets, and store organs and other biologic material. It is our intent to achieve longer preservation of such material and provide higher quality material by using non-toxic solutions and by storing the biologic material at refrigerated temperatures for moderate storage times and below the freezing point of water, without destroying the cellular integrity of the material, for longer storage times. We also believe that our approach will be inexpensive in comparison to alternative preservation methods because the toxic solutions used by our competition must be removed from the material before use in most cases. The solution we use for platelet preservation is intended to be directly usable.

Intellectual Property

We consider our intellectual property to be a key cornerstone and asset of our business. As such, the intellectual property, which consists of patents, patent applications, trade secrets, copyrights and know-how, will be both developed and protected. We plan to gain wide protection for our intellectual property worldwide by patent and trademark filings in major foreign markets as well as the careful protection of trade secrets through contracts and procedures.

Prior to the formation of our company, Vladimir Serebrennikov, our Technical Director of Research and Development, conducted independent research over a ten-year period, involving research concerning the preservation of biologic material using high pressure. After we were formed on February 26, 1998, the knowledge he gained was applied to the preservation of blood platelets, our primary market focus. New methods were developed in the container hardware design, processes and solutions for platelets, which continue to evolve as we continue our research and development efforts.

On June 1, 1998, we were assigned the entire worldwide right, title and interest in a preservation technology applicable to, but not limited to platelets (a blood component), red blood cells, heart valves, tissue and organs. This technology concerned all of the discoveries, concepts and ideas whether patentable or not, invented and developed by Messrs. Leonid Babak and Vladimir Serebrennikov. The assignment was in exchange for our issuance of 877,500 shares of common stock to each of Messrs. Babak and Serebrennikov, valued at the time of issuance at $0.0025 per share.

Since this assignment, we have been performing further research and development on the technology assigned, and have filed two patent applications, as described elsewhere herein. We anticipate filing additional patents on other aspects of the technology assigned by Messrs. Babak and Serebrennikov as additional inventions are reduced to practice.

A patent covering the hardware design of the container, preservation methodologies and processes was filed by us on October 31, 1998 followed by a continuation-in-part (CIP), which was filed in February of 1999 covering our solutions and other preservation methodologies. In July 2002, we received our first patent on the technology and methodology for preserving blood platelets. This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets". We expect that additional patents will follow for organ preservation and other biologic material as such systems are developed.

We filed an international application with the Patent Cooperation Treaty based on our U.S. patent application, designating all countries and regions, on October 12, 1999. In addition, in June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods. In August 2003, we filed another patent application covering improved platelet preservation methods. We believe that the patent and its extensions will protect the current core technology and provide us with a long-term competitive advantage in the market.

Although we believe that our methods for preserving platelets are patentable, there can be no assurance that we will be granted a patent beyond the one granted in July 2002. If additional patents are not granted, this could have a material adverse effect on our ability to compete with other companies that have much greater financial and technical resources than we currently possess.

We purchased the patents for a vaginal disease test product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998. The patents "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS," Patent Number 4,945,921, was issued August 7, 1990. Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force. We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for five years. The first $16,000 in royalty payments, if any, are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, are to be paid in cash. To date, no royalties have been earned or paid for Phemtest. Our product development efforts remain focused on our Platelet Preservation System. Therefore we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product. To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms. FDA approval of the Phemtest product will also be required; we have not commenced the testing process required for such approval. As of March 31, 2005, we have not signed any agreement with any potential licensee, as our focus remains on our core business of preserving blood platelets and organs.

Government Regulation

The FDA and the European Union ("EU") have regulations governing the marketability of medical solutions and equipment. We have not developed our products to the level where these approval processes can be started.

We believe that all of the products currently in development will require FDA approval prior to marketing. Our initial products are at the prototype development stage and preclinical testing. We intend to submit our initial Investigational New Drug Exemption ("IND") and Investigational Device Exemption ("IDE") as soon as sufficient preclinical data is obtained. Both the IND and IDE must be filed with the FDA prior to conducting clinical trials on human subjects. The successful completion of clinical trials is the final step toward receiving FDA approval of our product for marketing.

Our anticipated first product is a set of solutions and process to be used by blood centers to store platelets at refrigerated temperatures. As such, we must obtain regulatory approval from the FDA to market the solutions and process. In addition, if a device is required in the processing or storage of platelets, we must obtain regulatory approval from the FDA to market the device and the platelet product to be stored in our device.

We intend to pursue 510(k) approval from the FDA for our storage device, although there is a possibility that the FDA could determine that an application for a new device may be required. A 510(k) submission will require a showing of "substantial equivalence" to one or more legally marketed devices. Regulatory review of a 510(k) application should take a few months less than that for a new device application. We believe that in either case the data required would be approximately the same preclinical and clinical data demonstrating safety and efficacy.

In order for us to receive FDA 510(k) approval, we believe that we will need to show that platelets stored utilizing our device are equivalent to platelets stored using currently approved methods. We would do this by utilizing laboratory tests of platelet function and results of a clinical trial. If we determine that we will pursue new claims for platelets stored using our device, more extensive clinical trials would be necessary. We do not expect to pursue new claims initially, even if we believe that some may be supported by our research.

We currently do not have an estimate of when we will file our initial IND/IDE. The filing date will depend on when we obtain the required capital to conduct our pre-clinical human studies, and whether such studies are successful. Depending on the outcome of clinical trials and the claims submitted for approval, we believe that it could take as long as two to four years to obtain needed data, submit requests for marketing approval, and obtain regulatory approval or denial.

Russian regulations governing patents and procedures for ownership of patents are similar to those in the U.S., as they state that any patentable products or ideas developed through the branch personnel will be our property as long as an agreement with employees and outside sub-contract personnel stipulate that such inventions shall be assigned to us. This is similar to U.S. law. It is our practice to require that all personnel and outside contractors sign such an agreement.

The assignment of products developed or patents granted prior to any payment by us for the development of a product would require approval by the Russian government. Even though Mr. Serebrennikov holds some patents individually which could relate to our technology, we have elected not to purchase these existing patents because they have become public domain outside of Russia, and because we do not feel that they are important to our business.

As an approved medical device, our storage product must be manufactured according to Quality Systems Regulations ("QSR") and Good Manufacturing Practices ("GMP"). We intend to be in compliance with these regulations during product development. It is our plan to manufacture devices through contract manufacturers experienced in the FDA regulations and familiar with QSR requirements and whose facilities are in compliance with QSR. We intend to audit all contract manufacturers to help assure proper compliance. Components of our device are comprised of usual metals, plastics, and electronic parts and should generate no unusual disposal streams.

Employees

As of September 30, 2005, we had an aggregate of 12 employees and key consultants. Our employees are currently not represented by a collective bargaining agreement, and we believe that our relations with our employees are good.

Properties

We currently own no real property. Our principal address as reported herein is the residence of one of our employees. In August 2002, we opened scientific research offices in San Ramon, California for our engineering, scientific, and planning personnel, but due to financial constraints we closed this office in January 2004. Although the real estate leasehold market in California is highly competitive, we believe that as we require facilities in California we will be able to find available facilities at a reasonable cost.

Our primary research and development effort, which has been conducted at our facility in Kransnoyark, Russia, has been transferred to the United States. We currently continue to employ five people at that facility in Russia, including
administration and support personnel.   We also have one employee and one
consultant at our Michigan research facility conducting organ preservation studies.

Legal Proceedings

On December 10, 2001, we filed a complaint entitled HyperBaric v. John A. Mattera, in the United States District Court, Northern Division, Case No. C01-21142. This is an action against John A. Mattera ("Mattera") for breach of contract; breach of the implied covenant of good faith and fair dealing; fraud; securities fraud; and constructive trust in connection with a stock purchase agreement that we entered into with Mattera in April 2001. Pursuant to the agreement, Mattera was to wire transfer the sum of $104,000 within 72 hours of receipt of 400,000 free trading shares of our stock to be deposited with a clearing agent designated by Mattera. Mattera failed to pay and refused to pay for the shares of stock; however, the shares were cleared and released to Mattera by the clearing agent without confirmation that payment had been received by us. Thereafter, the transfer agent refused to cancel the transfer or return the shares without a court order. We are seeking damages; interest allowable by law; rescission of the agreement and return of the shares; attorneys' fees and costs incurred for the suit; punitive damages; and a preliminary injunction preventing the transferring of the shares and/or disposal of the proceeds until termination of the litigation. The complaint was served on Mattera in Florida on December 28, 2001, but to date no response has been filed. A judgment was entered against Mattera in the amount of $117,447.28 on November 15, 2002, and we are attempting to execute on this judgment; however, there can be no assurance that we will be able to recover any of this amount.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in September 1999 and February 2000 private placements. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker- dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The SEC also brought securities fraud charges against us for the same transactions, and these charges are still pending.

In June 2000, we undertook a rescission offer to those shareholders who had purchased an aggregate of 427,300 shares of common stock and warrants in the private placements for aggregate proceeds of $640,950. Holders of 222,900 shares of common stock accepted the rescission offer. The other shareholders elected not to rescind their stock purchases. We paid an aggregate of approximately $300,000 in cash to rescinding shareholders, but could not afford to pay the balance of the rescission offer in cash. Instead, we issued promissory notes, with interest at the rate of 10% per annum, payable upon the earlier of (i) one year from the date of the note or (ii) our receipt of funding sufficient to permit repayment of the principal and interest on the notes. In 2000 and 2001, holders of $67,500 in principal and interest in the above-referenced promissory notes elected to convert their notes to an aggregate of 206,700 shares of our common stock. The remainder of the rescinding holders were paid in full in cash prior to December 31, 2002. As all of the shareholders electing to rescind have now been paid in full (whether in cash or in shares of common stock), we believe that the issues raised by the alleged failure to disclose have been fully resolved. Although we believe that the charges are unwarrantedthere can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks. In January, 2005, the United States Government and Mr. Masuda entered into a deferred prosecution agreement which should lead to a dismissal of all charges against Mr. Masuda at the end of the 18-month deferred prosecution term. The civil case against us has been stayed at the request of the U.S. Attorney pending completion of the deferred prosecution term.

                                   MANAGEMENT

The following table sets forth the names and positions of our directors and executive officers and other key personnel as of September 30, 2005:

   Name                      Age        Position
----------                  ----      --------------
 Harry Masuda                61      Chief Executive Officer and a
				     Director
 Dr. David Winter	     71	     President
 Paul Okimoto                70      Chairman of the Board, Secretary
                                     and Executive Vice President
 Dr. Luis Toledo             61      Chief Medical Officer
 Dr. Larry McCleary          56      Director
 Victor Ivashin              58      Chief Technology Officer (1)
_______________________________
(1) Terminated by the Company and engaged as an advisor in February 2005.

There is no family relationship between any of our directors and executive officers.

Each Director holds office until the next annual meeting of the shareholders or until his successor is elected and duly qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. The following sets forth biographical information concerning our directors, executive officers and key personnel for at least the past five years:

Harry Masuda has served since February 1998 as our Chief Executive Officer and a Director. He also served as our President from February 1998 through August 2005. Mr. Masuda is the former president of several high tech companies including Piiceon, Inc., a manufacturer of computer peripheral products for microcomputers. Mr. Masuda also founded HK Microwave; a manufacturer of high frequency phase locked oscillators used in cellular telephone base stations, later acquired by Dynatech Corporation. Mr. Masuda received his BSEE and MSEE from San Jose State University. From October 1997 to February 1998, Mr. Masuda was a business consultant, and he served as President of International Web Exchange from July 1995 to October 1997.

David Winter, M.D. joined us in September 2005 as President. Dr. Winter has over 20 years' experience in the pharmaceutical industry. Since January 2004, he has served as CEO of TriMed Research, Inc., a joint venture of the University of Nebraska Medical Center, UNeMED Corporation and Tridelta Development, Ltd. formed to research and commercially develop therapeutic products related to TriMed's proprietary mammary gland protein. Since January 2002, he has also served as Medical Director of CTI, a contract research organization. From February 2001 to December 2003, he was President of Winter Consulting. He served as President and Chief Operating Officer of SangStat Medical Corporation, a pharmaceutical company making drugs used in transplantation, from March 1995 to June 1998, and as President and Chief Executive Officer of Human Organ Sciences, Inc., a subsidiary of SangStat, from July 1998 to 2001.

Paul Okimoto joined us in February 1998 as Executive Vice President and a Director. He became our Secretary in August of 2002. Mr. Okimoto served as President of Sanhill Systems, a research and development company involved in the signal processing medical field, from 1991 to January 1998.

Luis Toledo, M.D., PhD. became our Chief Medical Officer in March 2000. Dr. Toledo is an internationally recognized authority on organ transplantation and preservation. He has authored 10 books on transplantation and related subjects, authored or co-authored 500 scientific publications, and contributed to chapters of 77 books. Dr. Toledo has held many medical staff positions including: Co-Chief, Transplantation and Director, Surgical Research at the Henry Ford Hospital and Chief, Transplantation and Director, Research at Mount Carmel Mercy Hospital. He is also currently the Director of Research at the Borgess Medical Center and is Director of the Michigan Transplant Institute. He also serves as Professor of Surgery and Director, Experimental Research Program at Michigan State University.

Larry McCleary, M.D. joined us in September 2005 as a Director. Dr. McCleary filled the vacancy created by the resignation of George Tsukuda. Dr. McCleary has spend the last seven years serving as Director of Human Research for Advanced Metabolic Research Group, LLC, headquartered in Henderson, Nevada. Dr. McCleary served on our Advisory Board from 2002 until his appointment to our Board of Directotrs.

Victor Ivashin joined us in December 2001 as our Chief Technology Officer. He received a BSEE and MSEE from the University of Nevada and was awarded a Ph.D. from the University of Poznan in Poland. Dr. Ivashin has received patents in mechanisms and fiber optics. He has 25 years of combined managerial, research and practical experience in electronics development and design and in department and company management. Dr. Ivashin speaks fluent Russian. In February 2005, we terminated Mr. Ivashin's employment but retained him as an advisor.

Committees of the Board of Directors

We do not currently have an Audit Committee, Compensation Committee or any other committee of the Board of Directors. The responsibilities of these Committees are fulfilled by our Board of Directors. In addition, we do not currently have an "audit committee financial expert" as such term is defined in the Securities Act, as our financial constraints have made it extremely difficult to attract and retain qualified outside Board members. We hope to add qualified independent members of our Board of Directors later in 2005, depending upon our ability to reach and maintain financial stability.

Directors' Compensation

Directors who are also our employees receive no additional cash compensation for serving on the Board. We have issued stock options to our Board members in the past, and will continue to do so for the foreseeable future. We reimburse non-employee Directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

We did not have a Compensation Committee or any other committee of the Board of Directors performing similar functions during the years ended December 31, 2004 and 2003. Mr. Harry Masuda, our Chief Executive Officer, participated in deliberations of the Board of Directors relating to his compensation.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and Directors, and persons who own more than ten percent of a class of our capital stock, to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. These persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by us, we believe that during the year ended December 31, 2004, Mr. Larry McCleary did not timely file certain Form 4s.

Executive Compensation

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to our Chief Executive Officer (the "Named Executive Officer") during the years ended December 31, 2004, 2003 and 2002. No other executive officer received cash compensation in excess of $100,000 during these years.

                                Summary Compensation Table (1)

                                     Annual Compensation

				       Year      Salary
                                       -----    --------
H. Masuda, Chief Executive Officer     2004	$ 23,500
				       2003	$ 68,825
			               2002 	$214,126 (2)

________________________
(1) The columns for "Bonus", "Other Annual Compensation", "Restricted Stock Awards", "Securities underlying Options/SARs", "LTIP Payouts" and "All Other Compensation" have been omitted because there is no compensation required to be reported.

(2)  Includes $55,126 accrued in 2001 but not paid until 2002.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding options and stock appreciation rights granted to the Named Executive Officer during the year ended December 31, 2004:

		Number of	% of Total
		Securities	Options
		Underlying	Granted to	Exercise or
		Options/SARs	Employees in	Base Price	Expiration
Name		Granted (#)	Fiscal Year	  ($/Sh)	   Date
---------------------------------------------------------------------------
Harry Masuda	150,000 (1)	      15%	  $0.11		2/12/09
---------------------------------------------------------------------------
(1) Options to purchase 45,000 shares are exercisable immediately, with options to purchase 45,000 shares exercisable one year form the date of grant and options to purchase 60,000 shares exercisable two years from the date of grant.

Option Exercises and Year-End Option Values

No options were exercised by the Named Executive Officer during the year ended December 31, 2004. The following table sets forth information regarding options held by the Named Executive Officer at December 31, 2004:


            Aggregated Options Exercises and Year End Option Values in 2004
----------------------------------------------------------------------------------
Name	    Shares	  Value		Number of Shares of 	   Value of Unexpired
	    Acquired     Realized      Common Stock Underlying	      In-the-Money
	      On	    ($)		Unexercised Options at	   Options at Year End ($)
	    Exercise			Year End (#)
---------------------------------------------------------------------------------------
                                    Exercisable/Unexercisable  Exercisable/Unexercisable
                                  -----------------------------------------------------
Harry Masuda   --           --             95,000/105,000	        -0-



Employment Agreements; Termination of Employment and Change of Control Arrangements

In March 2000, we entered into an employment agreement with Dr. Luis Toledo, employing him as our Chief Medical Officer for a minimum term of one year. The agreement provides for a base salary of $6,000 per month, which may be adjusted based on our ability to raise defined amounts of capital. In addition, we granted to Dr. Toledo an option to purchase 75,000 shares of our common stock at an exercise price of $1.50 per share, and continued in effect options granted pursuant to a consulting agreement that we entered into in May 1998 with Dr. Toledo. In June 2001, we granted Dr. Toledo options to purchase 75,000 shares of common stock at an exercise price of $0.28 per share. In January 2002, we granted Dr. Toledo options to purchase 75,000 shares of common stock at an exercise price of $0.54 per share, and in February 2004, we granted Dr. Toledo options to purchase 150,000 shares of common stock at an exercise price of $0.11 per share. This option vested with respect to 30% of the shares on the date of grant; an additional 30% one year after the date of grant, and the remainder will vest two years from the date of grant. We entered into a new employment agreement with Dr. Toledo effective April 1, 2005, providing for a base salary of $10,000 per month (subject to adjustment based on our financial situation and performance). On March 15, 2005, we granted Dr. Toledo options to purchase an additional 150,000 shares of common stock at an exercise price of $0.11 per share. This option vested with respect to 30% of the shares on the date of grant; an additional 30% will vest one year after the date of grant, and the remainder will vest on two years from the date of grant.

In December 2001, we hired Victor Ivashin to serve as our Chief Technical Officer for Hardware and Software. Dr. Ivashin received a starting salary of $8,500 per year, and was granted an option to purchase an aggregate of 75,000 shares of our common stock with an exercise price equal to the fair market value of the stock on the date of grant. Dr. Ivashin's employment was terminated on February 1, 2005, and his status changed to advisor.

On August 29, 2005, we entered into an Executive Consulting Agreement with Dr. David Winter. Pursuant to the agreement, Dr. Winter will serve as our President. In that capacity, he will oversee our platelet and organ development programs and supervise negotiations with potential alliance partners. In consideration of these services, Dr. Winter will receive a monthly retainer of $3,000. He will also receive options to purchase 96,000 shares of our common stock, at an exercise price of $0.73 per share. The options will vest over a 12-month period, at the rate of 8,000 shares per month. During the term of the Agreement, Dr. Winter will also be eligible to receive a performance bonus in the maximum amount of 100,000 shares of our common stock, upon reaching certain performance targets established by our Board of Directors. Either party may terminate the agreement prior to the end of the term with 30 days prior written notice.

Limitation of Liability and Indemnification

Our Articles of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under California law. Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over two years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks. In December 2002, we filed motions to proceed with the civil case and to change the venue for these proceedings from New York to Northern California. As of March 2005, we had not been informed of any rulings on these motions. However, the United States government and Mr. Masuda have entered into a deferred prosecution agreement which should lead to a dismissal of all charges against Mr. Masuda at the end of the 18-month deferred prosecution term.

We have directors' and officers' liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers.

To the extent provisions of our articles of incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

                           RELATED PARTY TRANSACTIONS

The following describes transactions, in addition to the employment and consulting agreements described above, to which we were or are a party and in which any of our directors, officers, or significant stockholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

We purchased the patents for a disposable vaginal disease test product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998. The patents "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS", Patent Number 4,945,921, was issued August 7, 1990. Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force. We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for the next five years. The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2005, by each person or group of affiliated persons who we know beneficially owned 5% or more of our common stock, each of our directors, and all of our directors and executive officers as a group. All of the share numbers are calculated to include the effect of a one to four stock split, effective July 21, 1998. Unless set forth to the contrary below, the address for all persons is c/o Human BioSystems, 1127 Harker Avenue, Palo Alto, CA 94301.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at September 30, 2005, was 64,196,000.

Name and Address of 		Number of Shares Owned        Percent of Shares
Principal Shareholders					      Outstanding
-----------------------        --------------------------   --------------------
Harry Masuda			  3,008,089 (1)			4.68%


YN Faarkaghyn Shiaght Lorne;
House Trust Limited
669 35th Street
Richmond, CA 94805                 877,500 (2)                  1.37%

Paul Okimoto
669 35th Street
Richmond, CA  94805              1,749,699 (2)			2.73%

Dr. David Winter	            46,000 (3)			   *

Larry McCleary
418 Alpine Drive
Incline Valley, NV 89451         5,308,228 (4)		        8.27%

Meiswinkel Investment Group, L.P.
2060 Newcomb Avenue
San Francisco, CA 94124          6,843,452 		        10.7%

Langley Park Investments, PLC
One Great Cumberland Place
6th Floor
London, England W1H7AL           7,000,000                      11.0%

All Officers and Directors as
a Group (six persons)           10,989,516 (1), (2), (3), (4)   17.1%
____________________________________
(1) Includes options to purchase 95,000 shares of common stock exercisable within 60 days of August 31, 2005.

(2) Paul Okimoto, an officer and director of the Company, acted as Trustee in receiving and forwarding an aggregate of 877,500 shares to YN Faarkaghyn Shiaght Lorne House Trust Limited, for the benefit of Mark Tameichi Okimoto, Michael Akira Okimoto, Eric Yoshiro Okimoto, Daryl Takashi Okimoto, Mary T. Hernandez and Betty Yamaguchi. The permanent Trustee is Ronald Buchanan of Lorne House Management Ltd. Mr. Okimoto expressly disclaims beneficial ownership of said shares.

(3) Includes options to purchase 16,000 shares of common stock exercisable within 60 days of August 31, 2005.

(4) Includes options to purchase 15,000 shares of common stock exercisable within 60 days of August 31, 2005.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 17.1% of our outstanding common stock. As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

                          DESCRIPTION OF CAPITAL STOCK

The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are descriptions of the material terms of our securities. Our articles of incorporation and bylaws have been filed with the Securities and Exchange Commission as exhibits to this registration statement of which this prospectus forms a part.

Common Stock. Our authorized capital stock consists of 145,000,000 shares of common stock, no par value per share. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution or winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption rights applicable thereto; and (iv) are entitled to cumulative voting on all matters which shareholders may vote on at all meetings of shareholders. The holders of shares of our common stock have cumulative voting rights pursuant to the California General Corporation Law. Upon the effective election of cumulative voting by any shareholder, each shareholder entitled to vote at any election of directors may cumulate such shareholder votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder sees fit.

To date, we have not paid or declared any dividends and we have no intention of declaring or paying any dividends in the foreseeable future. If we decide to pay dividends, that decision will be made by our Board of Directors, which will likely consider, among other things, our earnings, our capital requirements and our financial condition, as well as other relevant factors.

Preferred Stock. Our authorized capital stock consists of 5,000,000 shares of preferred stock. Our board of directors has the authority to determine the rights, preferences and privileges of any series or class of preferred stock. At this time, we have no shares of preferred stock issued and outstanding, and we have no plans to issue any preferred stock at this time.

Transfer Agent and Registrar

We have engaged the services of First American Stock Transfer as our transfer agent and registrar.

                        SHARES ELIGIBLE FOR FUTURE SALE

On September 30, 2005, 64,196,100 shares of our common stock were outstanding, and 2,064,000 shares of common stock were subject to outstanding warrants and options granted under our Stock Option Plans and otherwise. Of the outstanding shares, 50,692,902 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) or 701 promulgated under the Securities Act or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed one percent of the then outstanding shares of our common stock, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

                              PLAN OF DISTRIBUTION

We are offering 20,000,000 shares of common stock, using certain of our executive officers, directors and broker-dealers, on a self-underwritten, best-efforts basis. There is no minimum amount of securities that we must sell in order to receive any subscriptions. The common stock will be offered at a price of $0.50 per share. From time to time, we may offer discounts to purchasers of large amounts of our common stock. Our offering will commence on the date of this prospectus and will continue until the earlier of December 31, 2006, all of the shares offered are sold, or we otherwise terminate the offering.

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement and deliver a check or certified funds in U.S. dollars to us for acceptance or rejection. Please contact Harry Masuda, President and Chief Executive Officer, at (650) 323-0943 for more information.

                                 LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Silicon Valley Law Group, San Jose, California.

                                    EXPERTS

The financial statements at December 31, 2004, and for the two years then ended, included in this prospectus have been audited by L.L. Bradford & Company, LLC, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

---------------------------------------------------------------------


                         INDEX TO FINANCIAL STATEMENTS

								Page

Unaudited Financial Statements at September 30, 2005 and for the
 Nine Months Then Ended

  Balance Sheet (unaudited)					F-2
  Statements of Operations (unaudited)				F-3
  Statement of Stockholders' Deficit (unaudited)		F-4
  Statements of Cash Flows (unaudited)				F-7
  Notes to Financial Statements (unaudited)			F-8

Financial Statements at December 31, 2004 and for the
  Two Years Then Ended

  Report of Independent Registered Public Accountanting Firm	F-12
  Balance Sheet							F-13
  Statements of Operations					F-14
  Statement of Stockholders' Equity				F-15
  Statements of Cash Flow					F-16
  Notes to Financial Statements					F-18

====================================================================


                                       HUMAN BIOSYSTEMS
                                (A DEVELOPMENT STAGE COMPANY)
                                   CONDENSED BALANCE SHEET
                                      SEPTEMBER 30, 2005
                                         (UNAUDITED)

                                            ASSETS


Current assets
        Cash                                                            $   60,100
        Prepaid expenses                                                     6,200
        Investment in marketable securities                                 67,800
                                                                        ----------
                Total current assets                                       134,100

Fixed assets, net                                                           10,000
                                                                        ----------

Total assets                                                            $  144,100
                                                                        ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                                $  142,700
        Accrued liabilities                                                 62,300
        Other liabilities                                                  175,000
        Public relations payable                                           442,300
        Due to stockholders                                                155,900
                                                                        ----------
                Total current liabilities                                  978,200
                                                                        ----------
Total liabilities                                                          978,200

Commitments and contingencies                                                   --

Stockholders' equity
    Preferred stock; no par or stated value; 5,000,000 shares
          authorized, no shares issued or outstanding                           --
    Common stock; no par or stated value; 145,000,000 shares
           authorized, 64,885,300 shares issued
           and 64,196,000 shares outstanding                            18,431,000
    Investment in marketable securities held in escrow                     (67,800)
    Accumulated other comprehensive loss                                   (11,800)
    Accumulated deficit during development stage                       (19,185,500)
                                                                       ------------
                Total stockholders' deficit                               (834,100)
                                                                       ------------

Total liabilities and stockholders' deficit                             $  144,100
                                                                       ============

                 See Accompanying Notes To Financial Statements


                                       HUMAN BIOSYSTEMS
                                (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED STATEMENTS OF OPERATIONS
                                         (UNAUDITED)

                                                           Three Months Ended          Nine Months Ended       February 26, 1998
                                                             September 30,                September 30,      (Inception) Through
                                                         2005            2004           2005         2004     September 30, 2005
                                                     --------------  -----------       -------      -------    -----------------

Revenue                                          $         --     $      --        $      --     $      --      $        --

Operating expenses
    General and administrative
       Stock based compensation                        167,900        54,500         450,300       329,700         4,124,100
       Public relations                              2,084,300            --       3,202,600            --         3,202,600
       Other general and administrative expenses       290,100       202,400         788,800       467,900         6,358,400
                                                     -----------   -----------     ----------     ---------       -----------
    Total general and administrative                 2,542,300       256,900       4,441,700       797,600        13,685,100
    Research and development                            42,300        42,300         138,300       154,600         2,067,100
    Sales and marketing                                     --        35,500          25,400        93,900           820,800
                                                     -----------   -----------    -----------    ----------       -----------
            Total operating expenses                 2,584,600       334,700       4,605,400     1,046,100        16,573,000
                                                     -----------   -----------    -----------    ----------       -----------
Loss from operations                                (2,584,600)     (334,700)     (4,605,400)   (1,046,100)      (16,573,000)

Other income (expense)
    Loan fees                                               --            --              --            --          (750,000)
    Bad debt related to other receivable                    --            --              --            --          (502,300)
    Loss on investment in marketable securities             --            --              --            --          (762,600)
    Forgiveness of debt                                 80,100            --          80,100            --            80,100
    Interest income                                         --            --              --            --             2,700
    Interest expense                                        --          (100)             --      (366,200)         (673,200)
                                                     -----------   -----------    -----------   -----------      ------------
Loss before provision for income taxes               (2,504,500)    (334,800)     (4,525,300)   (1,412,300)      (19,178,300)

Provision for income taxes                                  --             --          1,600            --             7,200
                                                     -----------   -----------    -----------   -----------      ------------

Net loss                                             (2,504,500)     (334,800)    (4,526,900)   (1,412,300)      (19,185,500)
                                                    ------------   -----------    -----------   -----------      ------------

Other comprehensive income(loss), net tax
   Unrealized gain(loss) on investment in
    marketable securities                               25,200             --         (2,000)           --           (11,800)
                                                    -----------   ------------   ------------  ------------     -------------

Total comprehensive loss                           $(2,479,300)   $  (334,800)   $(4,528,900)  $(1,412,300)     $(19,197,300)
                                                    ===========   ============   ============= ============     ==============

Basic and diluted loss per common share            $     (0.04)   $     (0.01)   $     (0.08)  $     (0.04)     $      (1.01)
                                                    ===========   ============   ============= ============     ==============
Basic and diluted weighted average
  common shares outstanding                         60,871,400    38,412,316       56,261,437    35,614,160        18,926,650
                                                    ===========   ============   =============  ============    ==============

        See Accompanying Notes To Financial Statements

                                       HUMAN BIOSYSTEMS
                                (A DEVELOPMENT STAGE COMPANY)
                         CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT
                                         (UNAUDITED)


                                                                       Investment
                                                                           in          Accumulated     Accumulated
                                                    Common              Marketable        Other       Deficit During    Total
                                            ----------------------      Securities     Comprehensive    Development  Stockholders'
                                              Shares      Amount     Investments PLC      Loss            Stage         Deficit
                                           ----------  ----------   ---------------  --------------  ------------- -------------
Balance December 31, 2004                  51,447,000  $14,423,600   $    (68,800)    $    (9,800)   $(14,658,600)  $  (313,600)


Issuance of common stock for cash (net of
   offering costs of $1,539,900),weighted
   average price of $0.09                   5,697,100      486,300             --              --              --       486,300

Issuance of common stock for cash related
  to Investment Agreement, weighted
  average price of $0.71                      315,600      225,600             --              --              --       225,600

Issuance of common stock for services,
  weighted average price of $0.57             762,200      431,200             --              --              --       431,200

Issuance of common stock for public
  relations, $0.33                            750,000      247,500             --              --              --       247,500

Issuance of common stock for bonus shares
  related to public relations agreement,
  weight average price $0.59                4,239,900    2,512,800             --              --              --     2,512,800

Issuance of common stock in satisfaction
  of account payable, $0.32                     5,300        1,700             --              --              --         1,700

Stock based compensation related to
  granting of options                              --       19,100             --              --              --        19,100

Stock options and warrants exercised,
  weighted average price of $0.09             908,400       83,200             --              --              --        83,200

Cashless exercise of stock options by
  consultant                                   70,500           --             --              --              --            --

Comprehensive loss, net of tax
  Net loss                                         --           --             --              --       (4,526,900)   (4,526,900)
  Unrealized loss on investment in
   marketable securities                           --           --          1,000          (2,000)              --        (1,000)
                                                                                                                     ------------
Total comprehensive loss                           --           --             --              --               --    (4,527,900)
                                           ----------   ----------   -------------      ------------  -------------  ------------
Balance September 30, 2005(Unaudited)      64,196,000 $ 18,431,000   $    (67,800)    $   (11,800)    $(19,185,500) $   (834,100)
                                           ==========  ===========   =============      ============  =============  ============

                     See Accompanying Notes To Financial Statements


                                   HUMAN BIOSYSTEMS
                                (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED STATEMENTS OF CASH FLOWS
                                         (UNAUDITED)


                                                         Nine months    Nine months   February 26, 1998
                                                             ended         ended          (Inception)
                                                         September 30,  September 30,      Through
                                                             2005          2004       September 30, 2005
                                                           -------        -------     ------------------
Cash flows from operating activities:
 Net loss                                                $(4,526,900)  $(1,412,300)   $  (19,185,500)
 Adjustments to reconcile net loss to net
 cash used by operating activities:
   Stock based compensation                                  450,300       329,700         4,124,100
   Public relations-paid or to be paid in common stock     3,202,600	        --         3,202,600
   Depreciation                                                1,200         1,100            10,800
   Forgiveness of debt                                        80,100	        --            80,100
   Deemed interest expense                                        --            --            92,800
   Interest expense paid in common stock                          --       365,300           487,800
   Amortization of discount and loan fees on notes payable        --            --           774,800
   Loss on investment in markertable securities                   --            --           762,600
   Bad debt related to other receivables                          --            --           502,300
 Changes in operating assets and liabilities:
   Change in prepaid expenses                                 (6,200)       14,100            (6,200)
   Change in accounts payable                               (160,300)       90,600           148,700
   Change in accrued liabilities                                 600            --           171,700
   Changes in other liabilities                              175,000	    40,200           175,000
                                                            ---------     ----------      -----------
          Net cash used by operating activities             (783,600)     (571,300)       (8,658,400)

Cash flows from investing activities:

  Purchase of fixed assets                                   (11,000)           --           (20,800)
                                                            ---------     ---------       -----------
    Net cash used by investing activities                    (11,000)           --           (20,800)

 Cash flows from financing activities:
   Change in due to stockholders                            (219,100)      312,100         1,017,800
   Proceeds from issuance of common stock                    795,100       252,100         7,587,300
   Proceeds from borrowing on notes payable                       --            --           323,100
   Principal payments on notes payable                            --            --           (97,400)
   Principal payments on stock subject to rescission              --            --           (41,500)
   Change in other receivables                                    --            --           (50,000)
                                                            ---------    ----------       -----------
     Net cash provided by financing activities               576,000       564,200         8,739,300
                                                            ---------    ----------       -----------
  Net increase (decrease) in cash                           (218,600)       (7,100)           60,100

  Cash, beginning of period                                  278,700         7,400               --
                                                            ---------    ----------       -----------
  Cash, end of period                                      $  60,100     $     300          $ 60,100
                                                            =========    ==========       ===========
  Supplemental disclosure of cash flow information:
  Cash paid for income taxes                               $   1,600     $      --          $  6,400
                                                           =========     ==========       ===========
  Cash paid for interest                                   $      --     $      --          $ 12,900
                                                           =========     ==========       ===========
Schedule of non-cash financing activities:
  Issuance of common stock in satisfaction of
   accounts payable (excluding interest of $26,600)        $      --     $  48,600          $ 48,600
                                                           ==========    ==========       ===========
  Issuance of common stock in satisfaction of
   accrued liabilities (excluding interest of $20,000)     $      --     $  36,700          $ 36,700
                                                           ==========    ==========       ===========
  Issurance of common stock to employees of Russian
   Branch for accrued liabilities (excluding services of
     ($28,500)                                             $      --     $  30,400          $ 30,400
                                                           ==========    ==========       ===========
  Issuance of common stock in satisfaction of due to
   stockholders (excluding interest of $318,700)           $      --     $ 594,400          $594,400
                                                           ==========    ==========       ===========
  Issuance of common stock in satisfaction of accounts
   payable                                                 $   1,700	 $      --          $  1,700
                                                           ==========	 ==========       ===========

                        See Accompanying Notes To Financial Statements


                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Human BioSystems (hereinafter referred to as the "Company") is a development stage company incorporated on February 26, 1998 under the laws of the state of California. The business purpose of the Company is to develop the technology for preservation of certain biologic material, including platelets (a blood component), red blood cells, heart valves, tissue and organs. The Company is in the seventh year of its research and development activities. The Company's goal is to develop the technology to extend and maintain functionality of these materials for much longer periods of time than is currently possible.

The accompanying unaudited condensed financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2004 of Human BioSystems (the "Company").

The interim financial statements present the condensed balance sheet, statements of operations, stockholders' deficit and cash flows of Human BioSystems. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position of the Company as of September 30, 2005 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	STOCK-BASED EMPLOYEE COMPENSATION

The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when the estimated fair value of the underlying stock on date of the grant exceeds the exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

		                               Nine months ended Sept 30,
		                                  2005		2004
                                            -------------   ---------------
Net loss, as reported	                    $(4,526,900)     $(1,412,300)
Add: Stock-based employee compensation
 expense included in reported loss,
 net of related tax effects		            --		  20,000
Deduct: Total stock-based employee
 compensation expense determined under
 fair value based methods for all awards,
 net of related tax effects		       (21,900)		 (84,700)
                                           --------------    ------------
Pro forma net loss	                   $(4,548,800)      $(1,477,000)
                                           ==============    ============
Net loss per common share
 Basic and diluted loss, as reported	   $	 (0.08)	     $	   (0.04)
                                           ==============    ============
 Basic and diluted loss, pro forma	   $     (0.08)      $     (0.04)
                                           =============     ============

3.	OTHER LIABILITIES

Other liabilities consist of deposits from investors for which the Company owes 500,000 shares of common stock totaling $175,000 as of September 30, 2005.

4.	RELATED PARTY TRANSACTIONS

Due to stockholders consist of the following as of September 30, 2005:

Wages payable to stockholder employees		$ 142,000

Accrued vacation for stockholder employees	   13,900
                                               -----------
				               $  155,900
                                               ===========
5.	COMMON STOCK

During the first quarter 2005, the Company issued 1,746,100 shares of common stock for cash totaling $262,200 (including offering costs of $609,900).

During the first quarter 2005, the Company issued 282,200 shares of common stock for services totaling $31,600.

During the first quarter 2005, the Company issued 111,100 shares of common stock in relation to the exercise of warrants for cash totaling $1,100.

During the second quarter 2005, the Company issued 3,951,000 shares of common stock for cash totaling $229,800 (including offering costs of $924,300).

During the second quarter 2005, the Company issued 300,000 shares of common stock pursuant to a termination agreement with a consultant totaling $249,000.

During the second quarter 2005, the Company issued 487,300 shares of common stock in relation to the exercise of options and warrants for cash totaling $42,800.

During the third quarter 2005, the Company issued 310,000 shares of common stock in relation to the exercise of options and warrants for cash totaling $39,300.

During the third quarter 2005, the Company issued 70,500 shares of common stock in relation to a cashless exercise of options. In order to initiate the exercise, the holder gave up options to purchase 29,500 shares of the Company's common stock as consideration for the exercise in place of cash. The 29,500 shares was the equivalent of the cash the Company would have received under the terms of the option agreement.

During the third quarter 2005, the Company recognized offering costs totaling $5,700 due to a foreign currency translation loss recognized in relation to cash received during the second quarter for the sale of common stock.

During the third quarter 2005, the Company issued 5,300 shares of common stock in satisfaction of accounts payable totaling $1,700.

During the third quarter 2005, the Company issued 180,000 shares of common stock for services totaling $150,600.

Loan Agreement - During October 2004, the Company entered into a Loan Agreement (the "Loan Agreement") with an unaffiliated individual (the "Lender"). The Loan Agreement called for the Lender to loan an aggregate of Euros 2,300,000 to the Company (the "Loan") with interest at the rate of three percent per annum, payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan was to be secured by 23,000,000 shares of the Company's common stock issuable under Regulation S under the Securities Act of 1933, as amended (the "Shares"). Pursuant to the Loan Agreement and an Escrow Agreement between the Lender and the Company, the 23,000,000 Shares were issued during October 2004 and were delivered to the Lender to hold until funds for repayment of the Loan have been delivered to the escrow agent. The Loan Agreement was declared in default, with the Shares to be immediately returned to the Company, as the Loan funds were not delivered by the 15th calendar day following the date of the Loan Agreement (November 13, 2004). The shares were cancelled during February and March 2005. Accordingly, the Company did not record the shares as outstanding prior to the cancellation.

Public Relations Agreement - During March 2005, and subsequently amended during April 2005, the Company entered into an agreement with a public relations and promotions services company for consulting services. The public relations and promotions services company will promote the Company to the investment community and the general public through press releases and other communications, all of which must be approved in advance by the Company. The term of the agreement is 6 months, subject to prior termination. In consideration of the services being performed, the Company will issue compensation shares equal to 30% of the increase in buy volume of the Company's common stock directly attributable to the public relations and promotions services company, as defined in the agreement. The Company will also issue bonus shares of 10% of the increase in buy volume of the Company's common stock in the event the sales price of the Company's common stock equals or exceeds $0.25 per share. Additionally, the Company has agreed to issue 6.0 million shares of common stock to be held by an escrow agent. Through September 30, 2005 the Company released 4,239,900 shares of common stock totaling $2,512,800 in consideration of this agreement. Additionally, the Company recorded public relations payable for approximately 899,500 additional shares to be released at a future date valued at $442,300.

During June 2005, the Company entered into a second agreement with the public relations and promotions services company for additional consulting services in exchange for 750,000 shares of the Company's common stock valued at $247,500. The Company issued the shares in June 2005.

Investment Agreement - During June 2004, the Company entered into an Investment Agreement (the "Investment Agreement") with Dutchess Private Equities Fund II, LP ("Dutchess") effective June 28, 2004. Pursuant to the terms of the Investment Agreement, the Company may offer, through a series of puts, and Dutchess must purchase up to 38,000,000 shares of the Company's common stock with an aggregate purchase price up to $5,000,000. Pursuant to the Investment Agreement, Dutchess acquired 30,000 shares of the Company's common stock in exchange for approximately $16,800 during April 2005, 229,600 shares for approximately $158,900 during August 2005 and 56,000 shares for approximately $49,900 during September 2005.

Shares held in escrow - As of September 30, 2005, approximately 690,000 shares of the Company's common stock are issued and held in trust accounts. The trust accounts were set up to receive and hold cash from investors in exchange for shares of common stock. These shares will be recognized as outstanding upon receipt of cash or other consideration.

6.	OTHER ITEMS

Executive Consulting Agreement - During August 2005, the Company entered into an Executive Consulting Agreement with Dr. David Winter. Pursuant to the agreement, Dr. Winter will serve as President of the Company. In that capacity, he will oversee the Company's platelet and organ development programs and supervise negotiations with the Company's alliance partners. Dr. Winter succeeds Harry Masuda who will continue as the Company's Chief Executive Officer.

In consideration for these services, Dr. Winter will receive a monthly retainer of $3,000. The Company also granted options to purchase 96,000 shares of the Company's common stock, at an exercise price of $0.73 per share. The options vest monthly for twelve months beginning with the date of grant, and expire in five years. The shares are valued at $44,600 using the Black Scholes model and will be expensed through the vesting period.

Board appointment - During September 2005, the Company appointed Dr. Larry McCleary to fill a vacancy created by Dr. George Tsukuda's resignation in September 2005. The Company granted Dr. McCleary options to purchase 50,000 shares of the Company's common stock, at an exercise price of $0.73 per share. The options vest annually for three years at 30%, 30% and 40% beginning with the date of grant, and expire in five years. The shares are valued at $30,100 using the Black Scholes model and will be expensed through the vesting period.

Forgiveness of debt - During the third quarter 2005 the Company recorded forgiveness of debt from a vendor totaling $80,100. The vendor had previously received shares of the Company's common stock in satisfaction of certain invoices. However, due to additional realization by that vendor upon the sale of the common stock, the vendor forgave additional invoices totaling $80,100.

7.	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage, has no operating revenue and incurred a net loss of $4,526,900 for the nine months ended September 30, 2005. The Company is in the eighth year of research and development, with an accumulated loss during the development stage of $19,185,500. As of September 30, 2005, management is uncertain as to the completion date or if any of the Company's products will be completed at all.

Management's plan, in this regard, is to raise financing of approximately $2,500,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing research for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.


On July 19, 2005, Human BioSystems ("HBS") issued an Exchange Offer to its Reg S stockholders in Germany to exchange one share of HBS common stock for each of the shares of Reg S Stock outstanding before or upon the de-listing date when the Reg S Stock is no longer tradable. This Exchange Offer is only applicable to HBS Reg S stockholders in Germany and expires in December 2005.

8.	SUBSEQUENT EVENTS

During October, 2005, the Company issued a put notice to Dutchess Private Equities Fund, II, LP and received the amount of $65,000 for which the Company issued 108,605 shares of unrestricted common shares pursuant to the agreement signed between the Company and Dutchess during June, 2004.

In October, 2005, the Company increased the number of shares allocated under the public relations agreement signed between the Company and a public relations firm in March, 2005 to 7 million shares. The agreement was also extended an additional six months from September 2005 to March, 2006.

In October, 2005, the Company initiated the transfer of 1 million shares of Company common shares to the Company's escrow account for the purpose of satisfying any stock payments due under the terms of the agreement signed between the Company and the public relations firm. The transfer is pending as of November 8, 2005.

During October, 2005, the Company entered into a non-exclusive consulting and capital raising agreement with an investment banking firm to assist the Company raise capital on a success fee basis. The agreement calls for a cash fee and warrants based on the capital raised. The term of the agreement is 6 months.

-----------------------------------------------------------------------------

                   REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Human BioSystems (A Development Stage Company) Palo Alto, California

We have audited the accompanying balance sheet of Human BioSystems (A Development Stage Company) as of December 31, 2004, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2004 and 2003 and for the period from February 26, 1998 (Inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over the financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Human BioSystems as of December 31, 2004, and the results of its operations and cash flows for the years ended December 31, 2004 and 2003 and for the period from February 26, 1998 (Inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/
L.L. Bradford & Company, LLC
February 5, 2005
(except for Note 10, as to which the date is March 2, 2005)
Las Vegas, Nevada

                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                               December 31, 2004

                                     ASSETS


Current assets
        Cash                                                            $  278,700
        Prepaid expenses and other current assets                           68,800
                                                                        ----------
                Total current assets                                       347,500

Fixed assets, net                                                              200
                                                                        ----------

Total assets                                                            $  347,700
                                                                        ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                                $  224,600
        Accrued liabilities                                                 61,700
        Stockholder payables                                               375,000
                                                                        ----------
                Total current liabilities                                  661,300
                                                                        ----------
Total liabilities                                                          661,300

Commitments and contingencies                                                   --

Stockholders' equity
    Preferred stock; no par or stated value; 5,000,000 shares
          authorized, no shares issued or outstanding                           --
    Common stock; no par or stated value; 145,000,000 shares
           authorized, 80,457,7000 shares
           and 51,447,000 issued and outstanding                        14,423,600
    Investment in marketable securities held in escrow                     (68,800)
    Accumulated other comprehensive loss                                    (9,800)
    Accumulated deficit during development stage                       (14,658,600)
                                                                        ----------
                Total stockholders' deficit                               (313,600)
                                                                        ----------

Total liabilities and stockholders' equity                              $  347,700
                                                                        ==========

                 See Accompanying Notes To Financial Statements

                                HUMAN BIOSYSTEMS
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                              Year ended           Year ended       February 26, 1998
                                                              December 31,         December 31,    (Inception) Through
                                                                 2004                 2003          December 31, 2004
                                                            ---------------        -----------        -----------------

Revenue                                                       $         --         $        --        $        --

Operating expenses
    General and administrative
            Stock based compensation                               347,500              251,800          3,673,800
            Other general and administrative expenses              760,900            1,292,200          5,569,600
                                                                -----------          -----------        ----------
    Total general and administrative                             1,108,400            1,544,000          9,243,400
    Research and development                                       218,500              394,300          1,928,800
    Sales and marketing                                            146,400              219,300            795,400
                                                                 -----------         -----------        ----------
            Total operating expenses                             1,473,300            2,157,600         11,967,600
                                                                 -----------         -----------        ----------
Loss from operations                                            (1,473,300)          (2,157,600)       (11,967,600)

Other income (expense)
    Loan fees                                                           --                   --           (750,000)
    Bad debt related to other receivable                                --            (398,300)           (502,300)
    Loss on investment in marketable securities                   (762,600)                  --           (762,600)
    Interest income                                                     --                   --              2,700
    Interest expense                                              (366,400)              (7,100)          (673,200)
                                                                 -----------          -----------      ------------
Loss before provision for income taxes                           (2,602,300)          (2,563,000)      (14,653,000)

Provision for income taxes                                              800                  800             5,600
                                                                 -----------          -----------      ------------

Net loss                                                         (2,603,100)          (2,563,800)      (14,658,600)
                                                                 -----------          ------------     ------------
Other comprehensive loss, net of tax
   Unrealized loss on investment in marketable securities            (9,800)                  --            (9,800)
                                                                 -----------          -----------      -------------
Total comprehensive loss                                       $ (2,612,900)        $ (2,563,800)      $(14,668,400)
                                                                 ===========          ===========      =============
Basic and diluted loss per common share                        $      (0.07)        $      (0.10)         $   (0.92)
                                                                 ===========          ===========      =============
Basic and diluted weighted average
        common shares outstanding                                 39,795,100           26,814,100         15,899,300
                                                                  ===========          ===========     =============

               See Accompanying Notes To Financial Statements

                                           HUMAN BIOSYSTEMS
                                     (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                      Loan Fees
                                                  Common Stock                    Related to Options     Prepaid Consulting
                                       ----------------------------------            to Purchase          Services Paid in
                                           Shares                 Amount             Common Stock           Common Stock
                                       ----------------------------------         ------------------     ------------------
Balance at February 26, 1998
 (Date of inception)                                --             $       --         $         --           $           --

Issuance of common stock for
 services, weighted average price
 of $0.00                                    4,058,000                 10,200                   --                       --

Issuance of common stock for cash
 (net of offering cost of
 $149,000),$0.12                             1,013,600                119,000                   --                       --

Issuance of common stock in
 September 1998 in Reg. D
 offering,(net of offering
 cost of $10,600), $0.24                     1,000,000                239,400                   --                       --

Net loss                                            --                     --                   --                       --
                                            ----------              ---------              --------               ----------
Balance, December 31, 1998                   6,071,600                368,600                   --                       --

Issuance of common stock and
 warrants for cash during 1999
 from Reg. D offering dated
 September 1, 1999, (net of
 offering costs of $163,000), $1.32            287,200                379,500                   --                       --

Stock options and warrants exercise
 price of $0.01                                 31,000                    400                   --                       --

Issuance of common stock for
 services, weighted average price
 of $1.50                                        5,200                  7,800                   --                       --

Issuance of warrants in
 connection with debt
 securities                                         --                 24,800                   --                       --

Stock based compensation
 related to granting options and
 warrants                                           --                296,500                   --                       --

Net loss                                            --                     --                   --                       --
                                            ----------              ---------              --------               ----------

Balance, December 31, 1999                   6,395,000              1,077,600                   --                       --

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 September 1, 1999,(net of
 offering costs of $25,800),$1.32              140,100                184,400                   --                       --

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 February 2, 2000,(net of
 offering costs of $28,100),$1.38              224,500                308,700                   --                       --

Issuance of common stock for
 cash, $0.30                                    81,200                 24,400                   --                       --

Stock options and warrants exercise
 price of $0.07                                390,600                 28,900                   --                       --

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering,$0.33                     206,700                 67,500                   --                       --

Rescission of common stock
 related to Reg. D offering
 dated September 1, 1999 and
 February 2, 2000                            (222,900)              (334,400)                    --                      --

Issuance of common stock in
 satisfaction of promissory
 note payable, $0.37                            13,500                  5,000                    --                      --

Issuance of common stock for
 prepaid consulting services,
 $0.37                                         907,500                335,100                    --                (335,100)

Amortization of prepaid
 consulting services                                --                     --                    --                 139,900

Stock based compensation
 related to options and
 warrants                                           --              1,334,300                    --                      --

Loan fees related to options
 to purchase common stock                           --                750,000             (750,000)                      --

Deemed interest expense
 related to conversion
 feature of note payable                            --                 37,100                    --                      --

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                     --                93,800                      --

Net loss                                            --                     --                    --                      --
                                            ----------              ---------              --------                ----------
Balance, December 31, 2000                   8,136,200              3,818,600             (656,200)                (195,200)


Issuance of common stock
 for cash (net of offering
 costs of $111,300,$0.40                     3,224,900              1,293,100                    --                      --

Stock options and warrants
 exercised,weighted average
exercise price of $0.19                        844,600                158,300                    --                      --

Issuance of common stock
 in satisfaction of
 accounts payable, $0.37                        67,600                 24,800                    --                      --

Satisfaction of accrued
 liabilities related to
 granting of warrants                               --                 18,100                    --                      --

Satisfaction of stockholder
 payables related to
 granting of warrants                               --                274,000                    --                      --

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering
 (including interest of
 $34,600),$0.51                                416,600                212,800                    --                      --

Issuance of common stock in
 satisfaction of convertible
 note payable - related
 party (including interest
 of $82,700),$1.06                             257,300                272,700                    --                      --

Amortization of prepaid
 consulting services                                --                     --                    --                 195,200

Issuance of common stock
 for services, weighted average
 price of $0.64                                154,600                 98,500                    --                      --

Stock based compensation
 related to granting of
 warrants and options                               --                416,600                    --                      --

Deemed interest expense
 related to conversion
 feature of note payable                            --                 55,700                    --                      --

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                    --                656,200                      --

Issuance of common stock
 for other receivable, $0.13                   800,000                104,000                    --                      --

Common shares due as a
 result of terminated
 consulting agreement,$0.78                    510,000                398,300                    --                      --

Issuance of common stock in
 exchange for termination
 of consulting agreement,$1.18                 150,000                177,000                    --                      --

Bad debt related to other
 receivable                                         --                     --                    --                      --

Net loss                                            --                     --                    --                      --
                                            -------------          -----------                -------                -------
Balance, December 31, 2001                  14,561,800              7,322,500                    --                      --

Issuance of common stock for cash
(net of offering costs of
 $159,900), $0.27                            7,809,400              2,147,300                     --                     --

Stock options and warrants exercised,
 weighted average exercise price
 of $0.01                                      280,000                  4,000                     --                     --

Issuance of common stock in satisfaction
 of promissory note issued as a result of
 rescission offering (including accrued
 interest of $7,200),$0.75                      72,100                 54,300                     --                     --

Issuance of common stock for services,
 weighted average price of $0.76               397,700                300,900                     --                     --

Stock based compensation related to granting
 of warrant and options                             --                 97,600                     --                     --

Issuance of common stock in satisfaction of
 accrued liabilities, $0.31                     54,100                 17,000                     --                     --

Common shares due from stockholder                  --                     --                     --                     --

Common shares received from stockholder
 and cancelled, $(0.47)                      (106,400)               (50,000)                     --                     --

Net loss                                            --                     --                     --                     --
                                            --------------       ------------               ------------         --------------
Balance December 31, 2002                   23,068,700              9,893,600                     --                     --

Issuance of common stock for cash
(net of offering costs of $223,000),
$0.16                                        5,562,700                905,400                     --                     --

Issuance of common stock for services,
weighted average price of $0.20                777,700                157,900                     --                     --

Issuance of common stock in satisfaction
of stockholder payables (including
interest of $5,200)                            163,700                 29,400                     --                     --

Stock based compensation related to
granting of warrants and options                    --                 93,900                     --                     --

Cancellation of common stock                   (50,000)                    --                     --                     --

Bad debt related to other receivable                --                     --                     --                     --

Net loss                                            --                     --                     --                     --
                                            ----------           ------------               ----------         --------------
Balance December 31, 2003                   29,522,800             11,080,200                     --                     --

Issuance of common stock for cash (net
 of offering costs of $846,500),
 weighted average price of $0.15             6,757,500                999,400                    --                      --

Issuance of common stock for services,
 weighted average price of $0.16             1,716,300                274,200                    --                      --

Issuance of common stock to employees
 of Russian Branch for services
 (including accrued liabilities of
 $30,400), $0.49                               130,000                 64,000                    --                      --

Issuance of common stock for investment
 in marketable securities, $0.13             7,000,000                910,000                    --                      --

Stock based compensation related to
 granting of options                                --                 39,700                    --                      --

Common stock issued in satisfaction of
 accounts payble (including interest of
 $26,000), $0.15                               592,700                 86,300                    --                      --

Common stock issued in satisfaction of
 due stockholders (including interest
 of $20,000), $0.17                            333,400                 56,700                    --                      --

Common stock issued in satisfaction of
 due to stockholders (including interest
 of $318,700), $0.17                         5,394,300                913,100                    --                      --

Loss on investment in marketable
 securities                                         --                     --                    --                      --

Comprehensive loss, net of tax:

    Net Loss                                        --                     --                    --                      --
    Unrealized loss on investment in
     marketable securities                          --                     --                    --                      --

Total Comprehensive loss                            --                     --                    --                      --
                                           --------------         ------------              -----------           --------------
Balance Decemeber 31, 2004                  51,447,000           $ 14,423,600               $    --                $     --
                                           ==============         ============              ===========           ==============

                                  See Accompanying Notes To Financial Statements


                                                        HUMAN BIOSYSTEMS
                                                  (A DEVELOPMENT STAGE COMPANY)
                                          STATEMENT OF STOCKHOLDERS' EQUITY (Continued)


                                                           Investment
                                                              in         Accumulated       Accmulated
                                                           Marketable       Other        Deficit During        Total
                                             Other         Securities   Comprehensive     Development       Stockholders'
                                           Receivable      PLC              Loss             Stage             Deficit
                                           ----------   -------------  --------------    -------------     ----------------
Balance at February 26, 1998
 (Date of inception)                        $       --   $      --       $      --         $     --         $       --

Issuance of common stock for
 services, weighted average price
 of $0.00                                           --          --              --               --              10,200

Issuance of common stock for cash
 (net of offering cost of $149,000),$0.12           --          --              --               --             119,000

Issuance of common stock in
 September 1998 in Reg. D
 offering,(net of offering
 cost of $10,600), $0.24                            --          --              --               --             239,400

Net loss                                            --          --              --          (272,000)          (272,000)
                                              ----------  -----------  --------------      ----------           --------
Balance, December 31, 1998                          --          --              --          (272,000)            96,600

Issuance of common stock and
 warrants for cash during 1999
 from Reg. D offering dated
 September 1, 1999,( net of
 offering costs of $163,000), $1.32                 --          --              --                --            379,500

Stock options and warrants exercise
 price of $0.01                                     --          --              --                --                400

Issuance of common stock for
 services, weighted average price
 of $1.50                                           --          --              --                --              7,800

Issuance of warrants in
 connection with debt
 securities                                         --          --              --                --             24,800

Stock based compensation
 related to options and
 warrants                                           --          --              --                --            296,500

Net loss                                            --          --              --         (1,098,200)       (1,098,200)
                                                ----------   ----------     ---------      -----------       ------------

Balance, December 31, 1999                          --          --              --         (1,370,200)         (292,600)

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 September 1, 1999,(net of
 offering costs of $25,800),$1.32                   --          --               --                --           184,400

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 February 2, 2000,(net of
 offering costs of $28,100),$1.38                   --          --               --                --           308,700

Issuance of common stock for
 cash, $0.30                                        --          --               --                --            24,400

Stock options and warrants exercise
 price of $0.07                                     --          --               --                --            28,900

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering,$0.33                          --          --               --                --           67,500

Rescission of common stock
 related to Reg. D offering
 dated September 1, 1999 and
 February 2, 2000                                   --          --               --                --         (334,400)

Issuance of common stock in
 satisfaction of promissory
 note                                               --          --               --                --           5,000

Issuance of common stock for
 prepaid consulting services,
 $0.37                                              --          --               --                --              --

Amortization of prepaid
 consulting services                                --          --               --                --         139,900

Stock based compensation
 related to options and
 warrants                                           --          --               --                --       1,334,300

Loan fees related to options
 to purchase common stock                           --          --               --                --              --

Deemed interest expense
 related to conversion
 feature of note payable                            --          --               --                --          37,100

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --          --               --                --          93,800

Net loss                                            --          --               --         (2,635,700)    (2,635,700)
                                               ----------   ---------      ---------         ----------    -----------

Balance, December 31, 2000                          --          --             --           (4,005,900)    (1,038,700)

Issuance of common stock
 for cash (net of offering
 costs of $111,300),$0.40                          --           --             --                   --      1,293,100

Stock options and warrants
 exercised,weighted average
exercise price of $0.19                            --           --             --                   --        158,300

Issuance of common stock
 in satisfaction of
 accounts payable,$0.37                            --           --             --                   --         24,800

Satisfaction of accrued
 liabilities related to
 granting of warrants                              --           --             --                   --         18,100

Satisfaction of stockholder
 payables related to
 granting of warrants                              --           --             --                   --        274,000

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering
 (including interest of
 $34,600),$0.51                                    --           --             --                   --        212,800

Issuance of common stock in
 satisfaction of convertible
 note payable - related
 party (including interest
 of $82,700),$1.06                                 --          --              --                   --        272,700

Amortization of prepaid
 consulting services                               --          --              --                   --        195,200

Issuance of common stock
 for services, weighted average
 price of $0.64                                    --          --              --                   --         98,500

Stock based compensation
 related to granting of
 warrants and options                              --          --              --                   --        416,600

Deemed interest expense
 related to conversion
 feature of note payable                           --          --              --                   --         55,700

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                             --          --              --                   --        656,200

Issuance of common stock
 for other receivable, $0.13                 (104,000)         --              --                   --            --

Common shares due as a
 result of terminated
 consulting agreement, $0.78                 (398,300)         --              --                   --            --

Issuance of common stock in
 exchange for termination
 of consulting agreement, $1.18                    --          --              --                   --        177,000

Bad debt related to other
 receivable                                   104,000          --              --                   --        104,000

Net loss                                          --           --              --           (2,971,500)    (2,971,500)
                                         ------------      -----------     -----------      -----------    -----------

Balance, December 31, 2001                  (398,300)          --               --           (6,977,400)      (53,200)

Issuance of common stock for cash
(net of offering costs of
 $159,900), $0.27                                --            --               --                  --      2,147,300

Stock options and warrants exercised,
 weighted average exercise
 price of $0.01                                  --            --               --                  --          4,000

Issuance of common stock in satisfaction
 of promissory note issued as a result of
 rescission offering (including accrued
 interest of $7,200),$0.75                       --            --               --                  --         54,300

Issuance of common stock for services,
 weighted average price of $0.76                 --            --               --                  --        300,900

Stock based compensation related to
 granting of warrant                             --            --               --                  --         97,600

Issuance of common stock in satisfaction
 of accrued liabilities, $0.31                   --            --               --                  --         17,000

Common shares due from stockholder          (50,000)           --               --                  --        (50,000)

Common shares received from stockholder
 and cancelled,$(0.47)                       50,000            --               --                  --             --

Net loss                                         --            --               --           (2,514,300)   (2,514,300)
                                         --------------   ----------        ---------        -----------   -----------
Balance December 31, 2002                  (398,300)           --               --           (9,491,700)        3,600


Issuance of common stock for cash
(net of offering costs of $223,000),
$0.16                                            --            --               --                   --       905,400

Issuance of common stock for services,
weighted average price of $0.20                  --            --               --                   --       157,900

Issuance of common stock in satisfaction
of stockholder payables (including
interest of 5,200)                               --            --               --                   --        29,400

Stock based compensation related to
granting of warrants and options                 --            --               --                   --        93,900

Cancellation of common stock                     --            --               --                   --            --

Bad debt related to other receivables       398,300            --               --                   --       398,300

Net loss                                         --            --               --           (2,563,800)   (2,563,800)
                                          -----------    -----------        ---------       ------------   -----------
Balance, December 31, 2003                       --            --               --          (12,055,500)     (975,300)

Issuance of common stock for cash (net
 of offering costs of $846,500),
 weighted average price of $0.15                 --            --               --                   --       999,400

Issuance of common stock for services,
 weighted average price of $0.16                 --            --               --                   --       274,200

Issuance of common stock to employees
 of Russian Branch for services
 (including accrued liabilities of
 $30,400), $0.49                                 --            --               --                   --        64,000

Issuance of common stock for investment
 in marketable securities, $0.13                 --      (455,000)              --                   --       455,000

Stock based compensation related to
 granting of options                             --            --               --                   --        39,700

Common stock issued in satisfaction of
 accounts payble (including interest of
 $26,000), $0.15                                 --            --               --                   --        86,300

Common stock issued in satisfaction of
 due stockholders (including interest
 of $20,000), $0.17                              --            --               --                   --        56,700

Common stock issued in satisfaction of
 due to stockholders (including interest
 of $318,700), $0.17                             --            --               --                   --       913,100

Loss on investment in marketable
 securities                                      --       381,300               --                   --       381,300

Comprehensive loss, net of tax:

  Net Loss                                       --            --               --           (2,603,100)   (2,603,100)
  Unrealized loss on investment in
   marketable securities                         --         4,900            (9,800)                 --        (4,900)

Total Comprehensive loss                         --            --                --                  --    (2,608,000)
                                            -----------  ----------       ----------        ------------   -----------
Balance December 31, 2004                   $    --     $  68,800         $  (9,900)        $(14,658,600)  $ (313,600)
                                            ===========  ==========       ==========       =============   ===========

                               See Accompanying Notes To Financial Statements

                                 HUMAN BIOSYSTEMS
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF CASH FLOWS


                                                                                              February 26, 1998
                                                         Year ended         Year ended       (Inception) Through
                                                      December 31, 2004   December 31, 2003   December 31, 2004
                                                      -----------------    -----------------  -----------------
 Cash flows from operating activities:
  Net loss                                             $  (2,603,100)        $  (2,563,800)    $  (14,658,600)
   Adjustments to reconcile net loss to net
   cash used in operating activities:
    Stock based compensation                                 347,500               251,800          3,673,800
    Depreciation                                               1,400                 1,900              9,600
    Deemed interest expense                                       --                    --             92,800
    Interest expense paid in common stock                    365,300                 5,200            487,800
    Amortization of discount and loan fees
     on notes payable                                             --                    --            774,800
    Loss on investment in marketable securities              762,600                    --            762,600
    Bad debt related to other receivables                         --               398,300            502,300
   Changes in operating assets and liabilities:
    Change in prepaid expenses and other assets               18,400                21,000                 --
    Change in accounts payable                                19,500               185,500            309,000
    Change in accrued liabilities                            (45,400)              152,100            172,100
                                                          -----------           -----------         -----------
      Net cash used by operating activities               (1,133,800)           (1,548,000)        (7,874,800)

 Cash flows from investing activities:
  Purchase of fixed assets                                        --                    --             (9,800)
                                                          -----------           -----------         -----------
    Net cash provided by investing activities                     --                    --             (9,800)

 Cash flows from financing activities:
  Change in stockholder payables                             405,700               505,300          1,236,900
  Proceeds from issuance of common stock                     999,400               905,400          6,792,200
  Proceeds from borrowing on notes payable                        --                    --            323,100
  Principal payments on notes payable                             --                    --            (97,400)
  Principal payments on stock subject to rescission               --                    --            (41,500)
  Change in other receivables                                     --                    --            (50,000)
                                                           -----------           -----------       -----------
    Net cash provided by financing activities              1,405,100             1,410,700           8,163,300
                                                           -----------           -----------        -----------

 Net increase (decrease) in cash                             271,300              (137,000)            278,700

 Cash, beginning of period                                     7,400               144,700                  --
                                                           -----------           -----------        -----------

 Cash, end of period                                 $       278,700       $         7,400       $      278,700
                                                           ===========           ===========        ===========

 Supplemental disclosure of cash flow information:
  Cash paid for income taxes                         $             --      $           800       $        4,800
                                                           ===========           ===========        ===========
  Cash paid for interest                             $             --      $         1,200       $       12,900
                                                           ===========           ===========        ===========
 Schedule of non-cash financing activities
  Issuance of warrants in connection
    with debt securities                             $            --       $            --       $       24,800
                                                          ===========           ===========          ===========
 Principal payments on notes payable through the
  issuance of common stock                           $            --       $            --       $        5,000
                                                          ===========           ===========          ===========
 Rescission of common stock related to Reg D
  offering dated September 1, 1999 and
  February 2, 2000                                   $            --       $            --       $      344,400
                                                          ===========           ===========           ===========
 Issuance of common stock in satisfaction of
  promissory note issued as a result of rescission
  offering                                           $            --       $            --       $       67,500
                                                          ===========           ===========           ===========
 Issuance of common stock for prepaid
  consulting services                                $            --       $            --       $      335,100
                                                          ===========           ===========           ===========
 Loan fees related to options to purchase
  common stock                                       $            --       $            --       $      750,000
                                                          ===========           ===========           ===========
 Issuance of common stock in exchange for termination
  of consulting agreement                            $            --       $            --       $      398,300
                                                          ===========           ===========          ===========
 Issuance of common stock in exchange for
  other receivable                                   $            --       $            --       $      104,000
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of
  accounts payable                                   $            --       $            --       $       24,800
                                                          ===========           ===========          ===========
 Satisfaction of accrued liabilities related
  to granting of warrants                            $            --       $            --       $       18,100
                                                          ===========           ===========          ===========
 Satisfaction of stockholder payables related
  to granting of warrants and options                $            --       $            --       $      274,000
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of
  convertible note payable - related party
  (excluding interest of $82,700)                    $            --       $            --       $      190,000
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of
  promissory note issued as a result of
  rescission offering(excluding interest of $34,600) $            --       $            --       $      178,200
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of
  promissory note issued as a result of rescission
  offering (including accrued interest of $7,200)    $            --       $            --       $       54,300
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of accrued
  liabilities                                        $            --       $            --       $       17,000
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of
  stockholder payables (excluding interest
   of $5,200)                                        $            --       $        24,200       $       24,200
                                                          ===========           ===========          ===========
 Issuance of common stock to employees
  of Russian Branch for accrued liabilities
  (excluding servise of$33,600)                      $        30,400       $            --       $       30,400
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of
  accounts payble (excluding interest of $26,000)
                                                     $        59,700       $            --       $       59,700
                                                          ===========           ===========          ===========
 Issuance of common stock in satisfaction of
  accrued liabilities (excluding interest
  of $20,000)                                        $        36,700       $            --       $       36,700
                                                          ===========           ===========          ===========
 Issuance of common stock issued in satisfaction of
  due to stockholders (excluding interest
   of $318,700)                                      $       594,400       $            --       $      594,400
                                                          ===========           ===========          ===========


                                                 See Accompanying Notes To Financial Statements

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - Human BioSystems (formerly known as HyperBaric Systems) (hereinafter referred to as the "Company") is a development stage company incorporated on February 26, 1998 under the laws of the state of California. The business purpose of the Company is to develop the technology for preservation of certain biologic material, including platelets (a blood component), red blood cells, heart valves, tissue and organs. The Company is in the seventh year of its research and development activities. The Company's goal is to develop the technology to extend and maintain functionality of these materials for much longer periods of time than is currently possible. The Company's research facility is located in Krasnoyarsk, Russia.

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage, has no operating revenue and incurred a net loss of approximately $2,603,000 for the year ended December 31, 2004. The Company is in the seventh year of research and development, with an accumulated loss during the development stage of approximately $14,659,000. As of December 31, 2004, management is uncertain as to the completion date or if the product will be completed at all.

These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management's plan, in this regard, is to raise financing of approximately $2,500,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing research for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

Stock split - On July 21, 1998, the Company completed a four for one stock split. All shares and per share data have been restated to reflect the stock split.

Amended Articles of Incorporation - In October 2002, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to Human BioSystems. The Certificate of Amendment to the Articles of Incorporation also changed the number of authorized shares of common stock from 50,000,000 to 45,000,000. Further, the Certificate of Amendment to the Articles of Incorporation authorized 5,000,000 shares of preferred stock, with preferences and rights to be set by the Board of Directors.

In October 2003, a Certificate of Amendment to the Articles of Incorporation changed the number of authorized shares of common stock from 45,000,000 to 145,000,000.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash - The Company places its cash with high quality institutions. Accounts at each institution are insured up to $100,000 by the Federal Deposit Insurance Corporation. As of December 31, 2004, the Company's uninsured cash balance totaled $187,000.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Marketable securities - The Company classifies marketable securities as "available for sale" which are carried on the financial statements at fair market value. Realized gains and losses are included in earnings while unrealized holding gains and losses are reported as a separate component of stockholders' deficit. Certain securities obtained through the issuance of the Company's common stock are held in escrow and cannot be sold until a future time. Accordingly, the Company classifies such securities in the stockholders' deficit.

Research and development costs - Research and development expenditures are charged to expenses as incurred.

Advertising and marketing costs - The Company recognizes advertising and marketing costs in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communication advertising in the period in which the advertising space or airtime is used. Advertising costs of approximately $1,500 and $18,000 were incurred for the years ended December 31, 2004 and 2003, respectively.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2004, the Company has available net operating loss carryforwards that will expire in various periods through 2024. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees, and Related Interpretations", in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No 123 requires the recognition of compensation cost using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

Stock-based compensation (continued) - The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

		                             2004	   2003
                                         ---------------------------
Net loss, as reported	                 $(2,603,100) 	$(2,563,800)
Add: Stock-based employee compensation
  expense included in reported loss,
  net of related tax effects		      20,000		--
Deduct: Total stock-based employee
  compensation expense determined under
  fair value based methods for all awards,
  net of related tax effects	            (102,100)	    (23,200)
                                         -------------   ------------
Pro forma net loss	                 $(2,685,200) 	$(2,587,000)
                                         =============   ============
Net loss per common share
 Basic and diluted loss, as reported	 $	(0.07) 	$     (0.10)
                                         =============   ============
 Basic and diluted loss, pro forma	 $	(0.07)	$     (0.10)
                                         =============   ============
As required, the pro forma disclosures above include options granted since February 26, 1998 (Inception).

Fair values of financial instruments - The carrying amounts of accounts payable, accrued liabilities, stockholder payables and other receivable approximate fair value because of the short-term maturity of these instruments.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the years ended December 31, 2004 and 2003, options and warrants to purchase 3,277,400 and 3,168,100 shares of common stock, respectively, were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Foreign currency transactions - Gains or losses resulting from foreign currency transactions have been insignificant and are included in the statement of operations when incurred.

New accounting pronouncements - Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. It is effective immediately for variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities acquired before February 1, 2003. The implementation of Interpretation No. 46 did not have a material effect on the Company's financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends SFAS No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The Statement clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of underlying to conform it to language used in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The implementation of SFAS No. 149 did not have a material effect on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, the statement requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 did not have a material effect on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of this standard to have a material effect on its financial position, results of operations or cash flows.

In December 2004, the FASB issued Statement 123 (revised 2004) which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award--the requisite service period (usually the vesting period). The Company files as a small business issuer and must meet the requirements of this Statement for accounting periods after December 15, 2005. The Company is evaluating SFAS 123R and believes it may have a material effect on the Company's financial statements.

2.	FIXED ASSETS

	A summary of fixed assets as of December 31, 2004 is as follows:

	Equipment	                   $ 9,800
	Less:  accumulated depreciation	     9,600
                                          ---------
		                           $   200
                                          =========

3.	INVESTMENT IN MARKETABLE SECURITIES

On July 29, 2004, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with Langley Park Investments, PLC ("Langley"), a London Investment Company, to issue 7,000,000 shares of the Company's common stock to Langley in return for 512,665 shares of Langley. The Company issued the 7,000,000 shares during August 2004. Fifty percent of Langley shares issued to the Company under this agreement will be held in escrow for two years as a downside price protection against 7,000,000 shares issued to Langley. In the event of a decline in the market price of the Company's common stock at the end of two years, the Company will be required to sell to Langley the amount of Langley shares held in escrow equal to (i) the original number of Langley shares issued as consideration under the Purchase Agreement multiplied by (ii) the percentage decrease in the market price of the Company's common stock. The Company's shares are to be held by Langley for a period of at least two years. The Purchase Agreement became effective during October 2004 when Langley was approved for trading by the UK Listing Authority and Langley shares began trading.

The Company recorded a loss on investment in marketable securities totaling $762,700 due to a permanent decline based on the market value of the Langley shares. Additionally, the Company recorded an unrealized loss totaling $9,800 to reflect the securities at fair value as of December 31, 2004, which has been reported as other comprehensive income.

Cost and fair value of marketable securities as of December 31, 2004 are as follows:

					  Permanent		    Fair Value at
					  Decline in   Unrealized   December 31,
		                 Cost     Fair Value	  Loss		2004
                               ---------------------------------------------------
Securities available for sale:
  Langley Park Investments PLC	$ 455,000 $ (381,300)	$ (4,900)     $ 68,800

Securities held in escrow:
  Langley Park Investments PLC	  455,000   (381,300)	  (4,900)       68,800
                                 --------- ----------  -----------   -----------
		               $  910,000 $ (762,700)	$ (9,800)     $	137,600
                                 ========= ==========  ===========   ===========

4.	RELATED PARTY TRANSACTIONS

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered. On July 18, 1998, this officer purchased 40,000 additional shares of common stock for $0.25 per share.

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered.

On February 26, 1998, the Company issued 60,000 shares of common stock valued at $0.0025 per share to a director of the Company for services rendered in organizing meetings with potential business partners and providing general business consultation services. On April 6, 1998, this director purchased 60,000 additional shares of common stock for $0.25 per share and was issued a warrant to purchase 50,000 shares of restricted common stock at $0.375 through March 24, 2000. In July 1998, this director purchased 73,600 additional shares of common stock for $0.25 per share and was issued an option to purchase 20,000 shares of common stock at $0.025 per share pursuant to the Company's Non-Statutory Incentive Stock Option Plan. In May 1999, this director purchased 3,000 additional shares of common stock for $1.50 per share. In August 1999, this director exercised the vested portion of this stock option and purchased 6,000 shares of common stock.

On February 26, 1998, the Company issued 488,000 shares of common stock valued at $0.0025 per share to three consultants for technical, translation and business consultation services rendered.

On June 1, 1998, the Company entered into an Agreement of Assignment of Patent and Technology with Leonid Babak and Vladimir Serebrennikov whereby these individuals assigned to the Company the entire worldwide right, title and interest in and to their invention of technology for preserving and transporting biologic and non-biologic material and in and to all of the discoveries, concepts and ideas whether patentable or not. Pursuant to this Agreement of Assignment of Patent and Technology, each individual received 877,500 shares of the Company's common stock with an ascribed value of $2,200, determined at the time of issuance on February 26, 1998 at $0.0025 per share, which has been expensed as research and development.

In September 1998, the Company issued 600,000 shares of common stock to its legal counsel at their fair market value of $0.25 per share for services rendered in connection with a private placement and $600 cash for an aggregate value of $150,000. Since the services related to the offering, the $149,400 cost has been recorded as a cost of the offering. There was no effect on operations.

During fiscal year 2000, a stockholder relinquished 320,000 shares of the Company's common stock held by this stockholder to three consultants to satisfy outstanding amounts due to them. The stockholder subsequently received 330,000 shares of the Company's common stock from the Company to replace shares relinquished to these consultants. The value of the shares relinquished and 10,000 additional shares issued to the stockholder by the Company, have been allocated between stock based compensation approximating $56,400 and prepaid consulting services related to issuance of common stock approximating $48,300 as of December 31, 2000.

In July 2001, the Company granted warrants to purchase 608,900 shares of common stock at $0.01 per share in satisfaction of stockholder's accrued wages of $274,000.

During fiscal year 2002, the CEO and director exercised options to purchase 260,000 shares for $2,600. Further, the Company sold 109,000 shares to a director of the Company for $24,000 at approximately $2,000 below fair value.

During April 2003, the Company issued 74,200 shares of common stock to a stockholder and director of the Company in satisfaction of $10,000 in principal of a promissory note and $4,700 in interest.

During May 2003, the Company issued 38,400 shares of common stock to a stockholder and director of the Company in satisfaction of $5,000 in principal of a promissory note and $400 in interest.

During July 2003, the Company issued 51,100 share of common stock to a stockholder and director of the Company in satisfaction of $9,200 in principal of a promissory note and $100 in interest.

During February 2004, the Company granted options to purchase 1,000,000 shares of common stock at $0.11 per share to various employees and directors. The options vest 30% upon grant, 30% after one year, and 40% after two years and were valued at $20,000 per APB No. 25.

Due to stockholders consist of the following as of December 31, 2004:

Wages payable to stockholder employees	           $	357,500

Accrued vacation payable to stockholder employees	 17,200

Accrued interest related to promissory note payable         300
                                                    ---------------
		                                  $	375,000
                                                    ===============

During March 2004, the Company issued 5,266,900 shares of the Company's common stock to various stockholder employees and directors of the Company in satisfaction of $579,400 (excluding interest of $316,000) in accrued wages and vacation. Additionally, during the nine months ended September 30, 2004, the Company issued 127,400 shares of common stock to a stockholder and director in satisfaction of $15,000 (excluding interest of $2,700) in principal of a promissory note payable.

5.	COMMON STOCK

The Company undertook an offering, under Regulation D, Rule 504 pursuant to which it sold 1,000,000 shares of common stock at $0.25 per share to raise $250,000 via an Offering Memorandum dated August 15, 1998 (the "Offering"). The Offering commenced on August 15, 1998 and terminated on September 4, 1998. The transfer of 42,800 of the 1,000,000 shares is limited under the provisions of Rule 144(e) because these shares were issued to affiliates or control persons and are therefore control stock. The remaining 957,200 of the 1,000,000 shares were issued to non-affiliates and are therefore unrestricted.

All of the 1,000,000 shares were issued in reliance on the Federal exemption from registration under Rule 504 of Regulation D and a Form D relating to these shares was filed with the U.S. Securities and Exchange Commission (the SEC) on September 9, 1998.

On June 21, 1999, the stockholders approved an increase in the authorized number of shares of common stock from 10,000,000 to 50,000,000 shares.

During fiscal year 1999, the Company undertook a private placement, under Regulation D, Rule 505 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated September 1, 1999 and was effectively terminated on June 15, 2000. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000 and 1999, 140,100 and 287,200 shares of common stock, respectively, were sold under the terms of this private placement. Except for the exercise of stock options, all other stock sales in 1999 were to various individuals at $1.50 per share.

In May and December 1999, the Company issued 5,200 shares valued at $1.50 per share to two unrelated parties for services rendered.

During fiscal year 2000, the Company undertook a private placement, under Regulation D, Rule 506 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated February 2, 2000 and was effectively terminated on June 15, 2000. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000, 224,500 shares of common stock were sold under the terms of this private placement.

The Company issued 206,700 shares of common stock during fiscal year 2000 related to conversion of promissory notes, totaling $67,500 resulting from the June 15, 2000 Rescission Offer.

During the third and fourth quarters of 2000, the Company issued 907,500 shares with a weighted average fair value of $0.37 per share to seven unrelated parties for services to be rendered with terms up to 12 months. As of December 31, 2002 and 2001, $0.00 and $195,200 has been recorded as stock based compensation for the services.

During the second and third quarters of 2001, the Company issued 67,600 shares with a weighted average fair value of $0.37 per share to five unrelated parties in satisfaction of outstanding accounts payable totaling $24,800.

The Company issued 257,300 shares of common stock in September 2001 related to the conversion of a promissory note totaling $272,000.

During the third and fourth quarter of 2001, the Company issued 135,000 and 19,600 shares, respectively, of common stock with a weighted average fair value of $0.64 per share to five unrelated parties for services rendered totaling $98,500.

The Company issued 416,600 shares of common stock during the first quarter of 2001 related to conversion of promissory notes, totaling $218,800 resulting from the June 15, 2000 Rescission Offer.

The Company issued 800,000 shares of common stock in April 2001 related to a stock purchase agreement totaling $104,000.

The Company issued 510,000 shares of common stock in January 2001 for a consulting agreement that was terminated in August 2001, as discussed in Note 8.

The Company issued 150,000 shares of common stock in September 2001 in exchange for a termination of a consulting agreement, as discussed in Note 8..

The Company issued 72,100 shares of common stock in January 2002 related to the conversion of a promissory note totaling $54,300, including accrued interest of $7,200.

During the first and second quarters of 2002, the Company issued 317,500 shares with a weighted average fair value of $0.76 per share to eight unrelated parties recorded as stock based compensation totaling $264,000.

During the third and fourth quarters of 2002, the Company issued 80,200 shares with a weighted average fair value of $0.46 per share to four unrelated parties recorded as stock based compensation totaling $36,900.

The Company issued 54,100 shares of common stock in July 2002 with a weighted average fair value of $0.31 per share to eight unrelated parties in satisfaction of accrued liabilities totaling $17,000.

In April 2002, a check received from a stockholder for stock issued in 2001 was returned by the bank due to insufficient funds. The stockholder agreed to return approximately 106,400 shares of the Company's common stock. The Company recorded a stock receivable totaling $50,000 as Other receivables. In August 2002, the 106,400 shares of common stock were returned to the Company and cancelled.

During the first and second quarters of 2003, the Company issued 299,700 shares with a weighted average fair value of $0.20 per share to 19 unrelated parties recorded as stock based compensation totaling $61,300.

During the third and forth quarters of 2003, the Company issued 478,000 shares with a weighted average fair value of $0.14 per share to 10 unrelated parties recorded as stock based compensation totaling $96,600.

During the first quarter 2004, the Company issued 512,900 shares of common stock for cash totaling $114,400 (including offering costs of $66,500).

During the first quarter 2004, the Company issued 840,600 shares of common stock for services totaling $153,400.

During the first quarter 2004, the Company issued 124,500 shares of common stock in satisfaction of accounts payable totaling $21,200 (including interest of $7,500).

During the first quarter 2004, the Company issued 233,500 shares of common stock in satisfaction of accrued liabilities totaling $39,700 (including interest of $14,000).

During the second quarter 2004, the Company issued 469,600 shares of common stock for cash totaling $69,100 (including offering costs of $36,300).

During the second quarter 2004, the Company issued 412,000 shares of common stock for services totaling $67,500.

During the second and forth quarter 2004, the Company issued 130,000 shares of common stock to certain employees of the Russian Branch for services totaling $64,000 (including accrued liabilities of $30,400).

During the second quarter 2004, the Company issued 318,200 shares of common stock in satisfaction of accounts payable totaling $54,100 (including interest of $19,100).

During the second quarter 2004, the Company issued 99,900 shares of common stock in satisfaction of accrued liabilities totaling $17,000 (including interest of $6,000).

During the third quarter 2004, the Company issued 450,800 shares of common stock for services totaling $52,100.

During the third quarter 2004, the Company issued 600,900 shares of common stock for cash totaling $68,600 (including offering costs of $73,400).

During the fourth quarter 2004, the Company issued 5,174,100 shares of common stock for cash totaling $747,300 (including offering costs of $670,300).

During the forth quarter 2004, the Company issued 12,900 shares of common stock for services totaling $1,200.

During the first quarter 2004, the Company issued 150,000 shares of common stock in satisfaction of accounts payable totaling $11,000.

Loan Agreement - During October 2004, the Company entered into a Loan Agreement (the "Loan Agreement") with an unaffiliated individual (the "Lender"). The Loan Agreement called for the Lender to loan an aggregate of 2,300,000 Euros to the Company (the "Loan") with interest at the rate of three percent per annum, payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan was to be secured by 23,000,000 shares of the Company's common stock issuable under Regulation S under the Securities Act of 1933, as amended (the "Shares"). Pursuant to the Loan Agreement and an Escrow Agreement between the Lender and the Company, the 23,000,000 Shares were issued during October 2004 and were delivered to the Lender to hold until funds for repayment of the Loan have been delivered to the escrow agent. The Loan Agreement was declared in default, with the Shares to be immediately returned to the Company, as the Loan funds were not delivered by the 15th calendar day following the date of the Loan Agreement (November 13, 2004). As discussed in Note 10, the shares were cancelled during February and March 2005. Accordingly, the Company has not recorded the shares as outstanding.

Shares held in escrow - As of December 31, 2004, 6,010,700 shares of the Company's common stock are issued and held in trust accounts. The trust accounts were set up to receive and hold cash from investors in exchange for shares of common stock. These shares will be recognized as outstanding upon receipt of cash or other consideration.

6.	STOCK OPTION PLANS AND WARRANTS

The Company adopted the following plans during 1998:

	Statutory Incentive Stock Option Plan

The purpose of this plan is to strengthen the Company by providing incentive stock options as a means to attract, retain and motivate corporate personnel. The options may not be granted to employees who own stock possessing more than 10% of the total combined voting power of the stock of the Company. As of December 31, 2004, 600,000 shares have been authorized for option grants.

A summary of the status of this plan as of December 31, 2004, and changes during the period from February 26, 1998 (date of inception) to December 31, 2004 is presented in the following table:

                                           Shares                           Weighted
                                       Available for          Options       Average
                                           Grant             Outstanding     Price
                                      -------------         -----------   --------
Authorized, February 26, 1998
  (date of inception)                      600,000                  --    $    --
Granted                                   (250,000)            250,000       0.07
                                         ---------            --------     ------
Balance, December 31, 1998                 350,000             250,000       0.07
Granted                                   (325,000)            325,000       0.58
Forfeited                                   75,000             (75,000)      0.50
                                         ---------            --------     ------
Balance, December 31, 1999                 100,000             500,000       0.34
Granted                                    (75,000)             75,000       1.50
Exercised                                       --            (152,000)      0.03
Forfeited                                       --                  --         --
                                         ---------            --------     ------
Balance, December 31, 2000                  25,000             423,000       0.67
Granted                                   (150,000)            150,000       0.23
Forfeited                                  150,000            (150,000)      0.72
                                         ---------            --------     ------
Balance, December 31, 2001                  25,000             423,000       0.53
Granted                                         --                  --         --
Forfeited                                       --                  --         --
                                         ---------            --------     ------
Balance, December 31, 2002                  25,000             423,000       0.53
Granted                                         --                  --         --
Forfeited                                  150,000            (150,000)      0.50
Expired                                     48,000             (48,000)      0.03
                                         -----------          ---------   --------
Balance, December 31, 2003                 223,000             225,000       0.65
Granted		                                --		    --	       --
Forfeited		                        --	            --	       --
Expired		                                --	            --	       --
                                         -----------          ---------   ---------
Balance, December 31, 2004		   223,000	       225,000	  $  0.65

The weighted-average fair value of statutory stock options granted during 2004 and 2003 was $0.00 and $0.00, respectively.

The following table summarizes information about statutory stock options outstanding as of December 31, 2004:

 Options Outstanding                        Options Exercisable
-----------------------------------------    ----------------------------------
                                Weighted
                 Number          Average       Weighted      Number     Weighted
Range of      Outstanding       Remaining      Average     Exercisable  Average
Exercise         as of         Contractual    Exercise        as of     Exercise
Prices         12/31/04           Life          Price       12/31/04      Price
--------      -----------      -----------    ---------    ----------   --------

0.23 - 0.50    150,000          1.2 years        0.23        150,000       0.23
1.50            75,000          0.2 years        1.50         75,000       1.50
              ---------                       ---------     ---------    -------
               225,000                        $  0.65        225,000    $  0.65
              =========                       =========     =========    =======

Compensation expense under APB No. 25 relating to statutory options that became exercisable in 2004 and 2003 was $0.00 and $0.00, respectively.

Employees may exercise their options to purchase their shares according to the following schedule:

			 Rocky Umar  All others
	                 ----------  -----------
	at inception	    20%		-
	after 1st year	    24%		30%
	after 2nd year	    32%		30%
	after 3rd year	    24%		40%

Non-Statutory Incentive Stock Options Plans

The purpose of this plan is to promote the interest of the Company by providing a method whereby non-employees, advisory board members, members of the board of directors, consultants and independent contractors, who provide valuable services to the Company, may be offered incentives as rewards which will encourage them to acquire a proprietary interest in the Company. As of December 31, 2004, 2,000,000 shares have been authorized for option grants.

A summary of the status of this plan as of December 31, 2004 and changes during the period from February 26, 1998 (date of inception) to December 31, 2004 is presented in the following table:

                                                                       Weighted
                                      Shares                            Average
                                     Available         Options         Exercise
                                     For Grant       Outstanding         Price
                                   -----------      ------------      ---------
Authorized, February 26, 1998,
   (date of inception)               2,000,000               --      $      --
Granted                               (800,000)         800,000           0.24
                                    ----------         --------          -----
Balance, December 31, 1998           1,200,000          800,000           0.24
Granted                               (142,500)         142,500           0.32
Exercised                                   --          (31,000)          0.01
Forfeited                              350,000         (350,000)          0.50
                                    ----------         --------          -----
Balance, December 31, 1999           1,407,500          561,500           0.12
Granted                               (382,500)         382,500           0.84
Exercised                                   --         (197,000)          0.06
Forfeited                                   --               --             --
                                    ----------         --------          -----
Balance, December 31, 2000           1,025,000          747,000           0.40
Granted                               (300,000)         300,000           0.29
Exercised                                   --         (249,000)          0.05
Forfeited                                   --              --              --
                                    ----------         --------          -----
Balance, December 31, 2001             725,000          798,000           0.56
Granted                                     --               --             --
Exercised                                   --          (20,000)          0.07
Forfeited                                   --               --           0.03
                                    ----------         --------          -----
Balance, December 31, 2002             725,000          778,000           0.58
Granted                                     --               --             --
Forfeited                               75,000          (75,000)          0.32
Expired                                 73,000          (73,000)          0.03
                                   ------------        ---------         ------
Balance, December 31, 2003             873,000          630,000           0.67
Granted	                                    --		     --		    --
Forfeited		                    --		     -- 	    --
Expired		                       132,500	       (132,500)	  0.33
	                           ------------       ----------        -------
Balance, December 31, 2004           1,005,500		497,500	     $	  0.67
                                   ============       ==========        =======

The weighted-average fair value of non-statutory stock options granted during 2004 and 2003 was $0.00 and $0.00, respectively.

The following table summarizes information about the non-statutory stock options outstanding as of December 31, 2004:


  Options Outstanding                        Options Exercisable
-----------------------------------------    -----------------------------------
                                Weighted
                 Number          Average       Weighted      Number     Weighted
Range of      Outstanding       Remaining      Average     Exercisable  Average
Exercise         as of         Contractual    Exercise        as of     Exercise
Prices         12/31/04           Life          Price       12/31/04      Price
--------      -----------      -----------    ---------    ----------   --------

$ 0.01 - 0.25      40,000         0.9 years    $   0.05       40,000  $    0.09
  0.28            225,000         0.8 years        0.28      225,000       0.28
  0.30 - 0.54      30,000         0.6 years        0.30       30,000       0.44
  1.50            202,500         0.1 years        1.50      202,500       1.50
                ----------                     ---------    --------     -------
                  497,000                      $   0.76      497,000  $    0.76
                ==========                     =========    ========     =======

Compensation expense under SFAS No. 123 relating to non-statutory stock options that became exercisable in 2004 and 2003 was $0.00 and $0.00, respectively.

The Company adopted the following plan during 2001:

Stock Options Plan

The purpose of this plan is to encourage selected officers and key employees to accept or continue employment with the Company, increase the interest of selected officers, directors, key employees and consultants in the Company's welfare through the participation in the growth in value of the common stock of the Company. As of December 31, 2004, 5,000,000 shares have been authorized for option grants. The Company grants both statutory and non-statutory stock options under this plan. During 2004 and 2003, the Company granted 1,000,000 and 0.00 statutory options, respectively, and 0.00 and 305,000 non-statutory options, respectively. As of December 31, 2004, outstanding statutory and non-statutory options total 1,399,000 and 400,000, respectively.

A summary of the status of this plan as of December 31, 2004 and changes during the period from August 4, 2001 (date of option plan inception) to December 31, 2004 is presented in the following table:

                                                                       Weighted
                                      Shares                            Average
                                     Available         Options         Exercise
                                     For Grant       Outstanding         Price
                                   -----------      ------------      ---------
Authorized, August 4, 2001,
(date of inception)                  1,585,500               --      $      --
Granted                               (225,000)         225,000           0.35
Forfeited                                   --               --             --
                                     ---------          -------          -----
Balance, December 31, 2001           1,360,500          225,000           0.35
Granted                               (569,000)         569,000           0.41
Forfeited                               75,000          (75,000)          0.85
                                     ---------          -------          -----
Balance, December 31, 2002             866,500          719,000           0.41
Granted                               (305,000)         305,000           0.15
Forfeited                               75,000          (75,000)          0.54
Expired                                150,000         (150,000)          0.13
Authorization of additional shares   3,414,500               --             --
                                     ---------         ---------        -------
Balance, December 31, 2003           4,201,000          799,000           0.41
Granted                             (1,000,000)	      1,000,000		  0.11
Forfeited                                   --               --             --
Expired                                     --               --             --
                                     ---------         ---------        -------
Balance, December 31, 2004           3,201,000	      1,799,000	        $ 0.21
	                             =========        ==========        ======

The weighted-average fair value of non-statutory stock options granted during 2004 and 2003 was $0.00 and $0.07, respectively. The weighted-average fair value of statutory stock options granted during 2004 and 2003 was $0.02 and $0.00, respectively.

The following table summarizes information about the non-statutory and statutory stock options outstanding as of December 31, 2004:

           Options Outstanding                        Options Exercisable
-----------------------------------------    -----------------------------------
                                  Weighted
                   Number          Average       Weighted      Number     Weighted
Range of        Outstanding       Remaining      Average     Exercisable  Average
Exercise           as of         Contractual    Exercise        as of     Exercise
Prices           12/31/04           Life          Price       12/31/04     Price
--------        -----------      -----------    ---------    ----------   --------

$ 0.10 - 0.17    1,305,000       3.8 years      $ 0.11        540,000    $  0.12
  0.34 - 0.54      494,000       3.2 years        0.48        441,600       0.47
                 ---------       ---------       ------       -------     -------
                 1,799,000                      $ 0.21        981,600    $  0.28
                 =========                       ======       =======     =======


The Company estimates the fair value of non-statutory stock options by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2004 and 2003; no dividend yield; expected volatility of 0% and 121%, risk free interest rates of 0% and 1.5%, expected lives of 0.0 and 1.0 years for all plan options.

The following table summarizes information about statutory stock options granted during the year ended December 31, 2004:

 Exercise price
                 Equals,
                 Exceeds or is
Number of         Less Than
Options          Mkt. Price of      Weighted-       Range of     Weighted-
Granted          Stock on           Average        Exercise    Average Fair
During 2004     Grant Date       Exercise Price     Prices        Value
-----------   --------------     --------------   ----------   -----------
       --         Equals          $      --         $    --     $    --
       --         Exceeds                --              --          --
1,000,000         Less Than            0.11            0.11        0.02
---------        ----------    ---------------    ----------  --------------
1,000,000                         $    0.11                     $  0.02
=========                      ===============                ==============

Compensation expense under SFAS No. 123 relating to these stock options that became exercisable in 2004 and 2003 was $10,100 and $12,400, respectively. Compensation expense under APB No. 25 relating to these stock options that became exercisable in 2004 and 2003 was $20,000 and $0.00, respectively.

Stock Purchase Warrants

In connection with certain business transactions and debt or equity offerings, the Company has granted various warrants to purchase common stock. The following table summarizes activity relating to outstanding warrants from February 26, 1998 (date of inception) to December 31, 2004:

                                                                  Weighted
                                                                  Average
                                      Warrants                    Exercise
                                    Outstanding                   Price
                                  -------------                ------------
Balance, February 26, 1998
   (date if inception)                      -                  $       -
Granted                               100,000                       0.38
                                   ----------                     ------
Balance, December 31, 1998            100,000                       0.38
Granted                               942,800                       1.62
                                   ----------                     ------
Balance, December 31, 1999          1,042,800                       1.50
Granted                             1,398,600                       1.20
Exercised                             (41,600)                      0.34
Expired                              (900,000)                      1.38
Forfeited                             (75,800)                      2.50
                                   ----------                     ------
Balance, December 31, 2000          1,424,000                       2.36
Granted                               995,500                       0.25
Exercised                            (595,600)                      0.24
Expired                               (20,000)                      1.50
Forfeited                             (35,600)                      2.50
                                   ----------                     ------
Balance, December 31, 2001          1,768,300                       0.99
Granted                                80,000                       0.72
Exercised                            (260,000)                      0.01
Expired                              (200,000)                      2.42
Forfeited                                  --                         --
                                   ----------                     ------
Balance, December 31, 2002          1,388,300                       0.95
Granted                               580,000                       0.17
Expired                              (165,000)                      0.87
                                   -----------                    ------
Balance, December 31, 2003          1,803,300                       0.71
Granted                                60,000                       0.16
Expired                              (290,000)                      0.42
                                   -----------                    ------
Balance, December 31, 2003	    1,573,300		       $    0.74
                                   ===========                    ======

The weighted average fair value of warrants granted during 2004 and 2003 was $0.16 and $0.16, respectively.

The following table summarizes information about warrants outstanding at December 31, 2004:
                                Weighted
                 Number          Average        Number
Range of      Outstanding       Remaining     Exercisable
Exercise         as of         Contractual       as of
Prices         12/31/04           Life         12/31/04
--------      -----------      -----------   ----------
$ 0.01          233,300         1.5 years      233,300
  0.15          450,000         0.3 years      450,000
  0.21 - 0.72   330,000         1.4 years      330,000
  1.50          700,000         5.0 years      710,000
              -----------                    ----------
              1,573,300                      1,573,300
              ===========                    ==========

The following table summarizes information about warrants granted during the year ended December 31, 2004:

                 Exercise price
                 Equals,
                 Exceeds or is
Number of        Less Than
Options          Mkt. Price of      Weighted-       Range of     Weighted-
Granted          Stock on           Average        Exercise    Average Fair
During 2004      Grant Date       Exercise Price     Prices        Value
-----------   --------------     --------------   ----------   -----------
       --          Equals         $    --         $      --      $     --
   30,000         Exceeds             0.17             0.17          0.15
   30,000         Less Than           0.14             0.14          0.17
----------        ---------          ------      -----------    -----------
   60,000                         $   0.16                       $   0.16
==========                          ========                    ===========

The Company estimates the fair value of warrants at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2004 and 2003; no dividend yield; expected volatility of 263% and 259%; risk free interest rates of 2.5% and 1.3%; and expected lives of 2.0 and 1.1 years. Compensation expense relating to warrants granted for services in 2004 and 2003 was $9,600 and $81,500.

7. INVESTMENT AGREEMENT

In June 2004, the Company entered into an Investment Agreement (the "Investment Agreement") with Dutchess Private Equities Fund II, LP ("Dutchess") effective June 28, 2004. Pursuant to the terms of the Investment Agreement, the Company may offer, through a series of puts, and Dutchess must purchase up to 38,000,000 shares of the Company's common stock with an aggregate purchase price up to $5,000,000. The purchase price of the shares is equal to 95% of the lowest closing "best bid" price (the highest posted bid price) during the five trading days immediately following the date of put. The value that the Company will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the ten trading days prior to the notice of put multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $10,000. No single put can exceed $1,000,000.

8. OTHER RECEIVABLES, NET

Termination agreement - In January 2001, the Company entered into a Financial Consulting Services Agreement with an entity whereby the entity agreed to provide financial consulting services for one year in exchange for 200,000 restricted shares of the Company's common stock. In conjunction with that agreement, the Company also entered into a second Financial Consulting Services Agreement with three individuals whereby the individuals agreed to provide financial consulting services for one year in exchange for 510,000 unrestricted shares of the Company's common stock. These two agreements will hereafter be collectively referred to as the "Consulting Agreements" while both the entity and individuals will hereafter be collectively referred to as the "Consultants". In January 2001, the Company issued 710,000 shares of the Company's common stock as pertaining to the Consulting Agreements.

In August 2001, the Company entered into a Termination Agreement (the "Termination") with the Consultants, whereby both parties agreed to terminate the Consulting Agreements. As a material inducement to the Company and Consultants to enter into the Termination, the Consultants agreed to return all 710,000 shares of the Company's common stock in exchange for 150,000 shares of the Company's common stock with a fair value totaling $177,000.

In August 2001, the Company received and cancelled 200,000 shares from the Consultant, while the remaining 510,000 shares remain outstanding. The 710,000 shares were originally expensed in the amount of $554,500 as stock based compensation in January 2001. As no services were performed by the Consultants, the Company reversed the entire expense of $554,500 while recording an other receivable of $398,300 for the 510,000 outstanding shares. As the collection of the shares is uncertain, the Company has fully allowed for the $398,300 as of December 31, 2003.

9. COMMITMENTS AND CONTINGENCIES

Legal proceedings - On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced they were bringing securities fraud charges against the Company and Harry Masuda, the Company's Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge the Company and Mr. Masuda with the failure to adequately disclose to investors in these private placements a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The Company believes the charges are unwarranted, and that the issues involved in this matter were resolved during 2000 to the full satisfaction of all investors. There can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks.

10. SUBSEQUENT EVENTS

Common stock - During January 2005, the Company issued 300,000 shares of common stock to an individual for services totaling $22,500.

Employees - During February 2005, two employees of the Company agreed to work on a consulting basis with a $500 per month retainer, reducing monthly salary expense by approximately $17,000.

Cancellation of common stock - As discussed in Note 5, during February and March 2005 the Company received and cancelled 23,000,000 shares previously issued in October 2004 related to a Loan Agreement with an unaffiliated individual.

------------------------------------------------------------------------------







                                HUMAN BIOSYSTEMS


                              20,000,000 Shares of
                                  Common Stock

                            ________________________

                                   PROSPECTUS
                            ________________________


                                January 26, 2006